UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SILEXION THERAPEUTICS CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Silexion Therapeutics Corp
12 Abba Hillel Road
Ramat-Gan, Israel 5250606
+972-3-7564999

________, 2025

Dear Shareholder:

You are cordially invited to attend the 2025 annual general meeting (the “annual general meeting” or “meeting”) of Silexion Therapeutics Corp (“Silexion” or the “Company”), which will be held at 9:00 a.m., Eastern time/ 4:00 p.m. local (Israel) time, on [__________], 2025 at the offices of our external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608. The annual general meeting may also be attended virtually over the internet. You will be able to attend, and submit your questions during (but not speak at or vote at), the annual general meeting online by visiting https://www.cstproxy.com/silexion/2025, or by calling 1-800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply), conference ID __________#.

At the annual general meeting, the following matters will be presented for your approval:

1.
Proposal 1  — Re-election of each of Ilan Hadar, Dror J. Abramov, Ruth Alon, Ilan Levin, Avner Lushi, Shlomo Noy and Amnon Peled as a director serving on the Company’s board of directors (the “Board of Directors”) until the next annual general meeting of the Company and until his or her successor is elected and qualified.

2.
Proposal 2 — Re-appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as independent public accountants to audit the accounts of the Company for the year ending December 31, 2025 and the additional period until the next annual general meeting of shareholders of the Company, and authorization of the Board of Directors to fix their remuneration in accordance with the volume and nature of their services, or to delegate to the audit committee thereof to do so.

3.
Proposal 3 — A proposal to allow the Board of Directors to effect a reverse share split of the Company’s ordinary shares, par value $0.0009 per share (“ordinary shares”) at a ratio of not less than 1-for-5 and not more than 1-for-15, with the exact ratio to be determined by the Company’s board of directors prior to the annual general meeting and to be presented for approval by our shareholders at the meeting.

4.
Proposal 4 — An increase to the number of ordinary shares reserved for issaunce under the Company’s 2024 Equity Incentive Plan (the “2024 Plan”) by 1,271,859 ordinary shares, to 1,428,268 ordinary shares (which numbers of shares will be adjusted downwards proportionately based on the ratio of the reverse share split, to the extent it is approved pursuant to Proposal 3).

Under the laws of the Cayman Islands and our Amended and Restated Memorandum and Articles of Association, the approval of each of the above numbered proposals requires an ordinary resolution adopted by a majority of our shareholders as, being entitled to do so, vote in person or by proxy at the annual general meeting, and includes a unanimous written resolution. Abstentions will have no effect on the outcome of the vote on any of the proposals under Cayman Islands law.

The election of the Board of Directors and appointment of our independent public auditor under Proposals 1 and 2 are routine matters that are required to be approved annually—at our annual general meeting—under our Amended and Restated Memorandum and Articles of Association and Cayman Islands law.

The reverse share split to be presented under Proposal 3 is intended to enable us to maintain and/or restore our compliance with Nasdaq Listing Rule 5450(a)(1) or Nasdaq Listing Rule 5550(a)(2), which requires that our ordinary shares maintain a minimum bid price of $1.00 per share on an ongoing basis in order to remain listed on the Nasdaq Global Market (on which our ordinary shares and warrants are currently listed) or the Nasdaq Capital Market (to which we may seek to transfer that listing), as applicable. Depending on market conditions and the market price of the ordinary shares immediately prior to the annual general meeting, our board of directors will determine which resolution— containing a specific reverse split ratio— will be presented at the meeting.

The amendment to the 2024 Plan to be effected pursuant to Proposal 4 is aimed at ensuring that we have a sufficient number of ordinary shares available to provide equity incentives to employees, officers and directors in amounts determined appropriate by Silexion’s compensation committee, board of directors and management.

The formal notice of the annual general meeting and the proxy statement for the meeting accompany this letter.

Whether or not you plan to attend the annual general meeting, it is important that your shares be represented and voted at the meeting. After reading the attached formal notice and proxy statement, please promptly vote. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the annual general meeting. You may also provide voting instructions online or via telephone, as described in the enclosed instructions.

If you have any questions or need assistance voting your ordinary shares, please contact Mirit Horenshtein Hadar, our Chief Financial Officer and Secretary, by calling +972-52-3141410, or by emailing mirit@silexion.com.

Thank you for your participation. We look forward to your continued support.

Sincerely,

/s/ Ilan Hadar
Chairman of the Board and Chief Executive Officer

Silexion Therapeutics Corp
12 Abba Hillel Road
Ramat-Gan, Israel 5250606
+972-3-7564999

NOTICE OF 2025 ANNUAL GENERAL MEETING
OF SILEXION THERAPEUTICS CORP (“SILEXION” OR THE “COMPANY”)

Time and Date of
Annual General Meeting (the “Meeting”)	4:00 p.m. local (Israel) time/9:00 a.m. Eastern Daylight Time on ________, _______, 2025

Place of Meeting
(in-person attendance)	Meitar Law Offices 16 Abba Hillel Road, 10th floor Ramat Gan, Israel 5250608

(virtual or telephonic attendance- may submit questions, but not vote)
https://www.cstproxy.com/silexion/2025 Log into the virtual site by using the control number included in your proxy materials; or call 1 800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada- standard rates apply), conference ID: __________#.

Items of Business	(1)
Re-election of each of Ilan Hadar, Dror J. Abramov, Ruth Alon, Ilan Levin, Avner Lushi, Shlomo Noy and Amnon Peled as a director serving on the Company’s board of directors (the “Board of Directors”) until the next annual general meeting of the Company and until his or her successor is elected and qualified.

(2)
Re-appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as independent public accountants to audit the accounts of the Company for the year ending December 31, 2025 and the additional period until the next annual general meeting of shareholders of the Company, and authorization of the Board of Directors to fix their remuneration in accordance with the volume and nature of their services, or to delegate to the audit committee thereof to do so.

(3)
A proposal to allow the Board of Directors to effect a reverse share split of the Company’s ordinary shares, par value $0.0009 per share (“ordinary shares”) at a ratio of not less than 1-for-5 and not more than 1-for-15, with the exact ratio to be determined by the Board of Directors prior to the Meeting and to be presented for approval by our shareholders at the Meeting.

(4)
An increase to the number of ordinary shares reserved for issuance under the Company’s 2024 Equity Incentive Plan (the “2024 Plan”) by 1,271,859 ordinary shares, to 1,428,268 ordinary shares (which numbers of shares will be adjusted downwards proportionately based on the ratio of the reverse share split, to the extent it is approved pursuant to Proposal 3).

In addition to the foregoing formal proposals that require a vote at the Meeting, the Board of Directors will present its annual report on the management of the business of the Company for the year ended December 31, 2024, and the Company’s Consolidated Balance Sheets as of, and related Consolidated Statements of Operations for the year ended, December 31, 2024.

Purpose of Agenda Items
The purpose behind Proposals 1 and 2 is to approve those routine matters—election of the Board of Directors and appointment of our independent public auditor— that are required to be approved annually—at our annual general meeting—under our Amended and Restated Memorandum and Articles of Association and Cayman Islands law.

The purpose of the reverse share split to be presented under Proposal 3 is to enable the Company to maintain and/or restore its compliance with Nasdaq Listing Rule 5450(a)(1) or Nasdaq Listing Rule 5550(a)(2), which requires that the ordinary shares maintain a minimum bid price of $1.00 per share on an ongoing basis in order to remain listed on the Nasdaq Global Market (on which our ordinary shares and warrants are currently listed) or the Nasdaq Capital Market (to which we seek to transfer that listing), as applicable. Based on market conditions and the market price of our ordinary shares immediately prior to the Meeting, our Board of Directors will determine the exact reverse split ratio to be presented at the Meeting.

The amendment to the 2024 Plan to be effected pursuant to Proposal 4 is intended to ensure that we have a sufficient number of ordinary shares available to provide equity incentives to employees, officers and directors in amounts determined appropriate by Silexion’s compensation committee, board of directors and management.

Board Recommendation	Our Board of Directors recommends a vote “FOR” each of the proposals.

Record Date	You are entitled to notice of, and to vote at, the meeting if you held an ordinary share of Silexion as of the close of business on ______, _______, 2025.

Additional Proxy Materials
The proposals and details with respect to the Meeting are described more fully in the attached proxy statement, which we are sending (together with this notice and a proxy card or voting instruction form) to our shareholders and which we urge you to read in its entirety. Copies of this notice, the attached proxy statement and the related proxy card are also being filed with the U.S. Securities and Exchange Commission (the “SEC”) under cover of Schedule 14A, which documents may be obtained for free from the SEC’s website at www.sec.gov or at the “Investors” portion of our website, www.silexion.com.

Quorum Requirement
No action may be taken at the Meeting unless a quorum, consisting of the holders of at least a majority of the Company’s outstanding ordinary shares, are present in person or by proxy. If a quorum is not present at the Meeting within half an hour from the time designated for the Meeting to begin, the chairman of the Meeting will adjourn the Meeting for one week, to ___________, 2025, at the same time and same place at which the Meeting is held, at which time resolutions may be adopted with respect to any matter stated in this Notice of the original Meeting. If a quorum is not present at the adjourned meeting within half an hour from the time designated for it to begin, those shareholders present (regardless of how many) will be deemed to constitute a quorum and action may be taken on any and all matters on the agenda.

Required Vote
Approval of each of the proposals at the Meeting (including election of each individual director nominee) requires the affirmative vote of shareholders holding ordinary shares amounting in the aggregate to at least a majority of the votes cast by shareholders as, being entitled to do so, vote in person or by proxy at the Meeting with respect to such proposal. Abstentions and broker non-votes are not considered “actually cast” and are therefore not taken into consideration in determining whether a majority has been achieved for those proposals, but the ordinary shares represented thereby are considered present for purposes of the quorum requirement.

Means of Voting
The vote of each of the Company’s shareholders is important regardless of whether or not any particular shareholder attends the Meeting. Accordingly, we urge you to read the attached proxy statement and vote your ordinary shares promptly, regardless of the number of ordinary shares you own.

You may vote the ordinary shares that you own directly (i.e., as a record shareholder) via proxy, by signing and returning the form of proxy in the enclosed envelope. You may revoke your proxy at any time before it is voted, and you may attend the meeting and vote in person even if you have previously signed a proxy. As an alternative to voting via proxy, you may vote the ordinary shares that you own directly in person by attending the Meeting.

If your ordinary shares are held in street name on Nasdaq (i.e., ordinary shares that are held through a bank, broker or other nominee), you may instruct the nominee as to how you want your ordinary shares voted, including via the internet (at www.proxyvote.com), if so indicated on your voting instruction form. Specific instructions as to how to vote are set forth on the enclosed voting instruction form provided by your bank, broker, or nominee.

If voting via proxy, your vote must be received by 11:59 p.m., Eastern time on ________, 2025 in order to be counted towards the tally of votes on the proposals at the Meeting. If submitting voting instructions via a voting instruction form or via the internet, the deadline for receipt of your voting instructions will be at such time on such date as may be indicated in the voting directions provided to you.

Attendance at Meeting (in person)
If you are a shareholder holding ordinary shares as of the record date for the Meeting (_______, 2025) and desire to attend the Meeting in person, if a record shareholder, please provide at the Meeting the name under which your ordinary shares are held of record and proof of ownership (a copy of your share certificate or a statement showing book-entry shares). If you hold your ordinary shares in “street name” (through a bank or broker), please bring to the Meeting the required proof of ownership described for attendance at the Meeting, namely: a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting, along with an account statement or other proof that shows that you owned your shares as of the record date for the Meeting.

(virtual or telephonic attendance)
https://www.cstproxy.com/silexion/2025. Log into the virtual site by using the control number included in your proxy materials, or call 1 800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada- standard rates apply), conference ID: ________#. You may submit questions, but not vote, while attending the Meeting virtually or telephonically.

By Order of the Board of Directors,

/s/ Ilan Hadar
Chairman of the Board and Chief Executive Officer

___________, 2025

This Notice of Annual General Meeting was
first published by the Company on ________, 2025.

Important Notice Regarding the Availability of Proxy Materials for the annual general meeting of Silexion to be held on ___________, 2025:

This notice and the accompanying proxy statement are available free of charge at www.proxyvote.com.

Silexion Therapeutics Corp
12 Abba Hillel Road
Ramat-Gan, Israel 5250606
+972-3-7564999

PROXY STATEMENT
FOR 2025 ANNUAL GENERAL MEETING

INFORMATION CONCERNING VOTING AND SOLICITATION

This proxy statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of Silexion Therapeutics Corp, a Cayman Islands exempted company (“we,” “us,” “our,” “Silexion,” the “Company” or “our company”), of proxies in the accompanying form to be used at the 2025 annual general meeting of the Company (the “annual general meeting” or “meeting”) to be held at 9:00 a.m., Eastern time/ 4:00 p.m. local (Israel) time, on ______, _________, 2025 at the offices of our external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608. The annual general meeting may also be attended virtually over the internet. You will be able to attend, and submit your questions during (but not speak at or vote at), the annual general meeting online by visiting https://www.cstproxy.com/ silexion/2025 or by calling 1 800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply), conference ID ________#.

This proxy statement is being mailed to shareholders on or about _________, 2025.

IMPORTANT:
Please promptly vote via the enclosed proxy card or voting instruction form, via the Internet or telephone, or otherwise by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the annual general meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL GENERAL MEETING

Q. Why am I receiving these materials?

A. Our Board is soliciting your proxy to vote at the 2025 annual general meeting of Silexion, including at any adjournments or postponements of the meeting. The annual general meeting will be held at 9:00 a.m., Eastern time/ 4:00 p.m. local (Israel) time, on __________, __________, 2025 at the offices of our external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608, as well as virtually. You are invited to attend the annual general meeting via live audio webcast, although you will be unable to vote on the proposals described in this proxy statement in person at the meeting if you attend in that manner. You do not need to attend the meeting in person to vote your shares, however. Instead, you may follow the instructions below to submit your proxy or voting instructions via a physical proxy card or voting instruction form, or by Internet or telephone. Shareholders are encouraged to vote or submit voting instructions to their bank, broker or other nominee in advance of the annual general meeting by Internet or telephone as early as possible to avoid processing delays.

Q. Why are you holding the annual general meeting?

A. We are holding the annual general meeting in order to obtain our shareholders’ authorization for the following matters:

(1)
Re-election of each of Ilan Hadar, Dror J. Abramov, Ruth Alon, Ilan Levin, Avner Lushi, Shlomo Noy and Amnon Peled as a director serving on the Board until the next annual general meeting of the Company and until his or her successor is elected and qualified. This proposal is referred to as “Proposal 1” or the “Director Election Proposal”.

(2)
Re-appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as independent public accountants to audit the accounts of the Company for the year ending December 31, 2025 and the additional period until the next annual general meeting of shareholders of the Company, and authorization of the Board to fix their remuneration in accordance with the volume and nature of their services, or to delegate to the audit committee thereof to do so. This proposal is referred to as “Proposal 2” or the “Auditor Reappointment Proposal”.

(3)
A proposal to allow the Board to effect a reverse share split of our ordinary shares, par value $0.0009 per share (“ordinary shares”) at a ratio of not less than 1-for-5 and not more than 1-for-15, with the exact ratio to be determined by the Board prior to the meeting and to be presented for approval by our shareholders at the meeting. This proposal is referred to as “Proposal 3” or the “Reverse Split Proposal”.

(4)
An increase to the number of ordinary shares reserved for issuance under Silexion’s 2024 Equity Incentive Plan (the “2024 Plan”) by 1,271,859 ordinary shares, to 1,428,268 ordinary shares (which numbers of shares will be adjusted downwards proportionately based on the ratio of the reverse share split, to the extent it is approved pursuant to Proposal 3). This proposal is referred to as “Proposal 4” or the “Equity Pool Increase Proposal”.

In addition to the foregoing formal proposals that require a vote at the Meeting, the Board of Directors will present its annual report on the management of the business of the Company for the year ended December 31, 2024, and the Company’s Consolidated Balance Sheets as of, and related Consolidated Statements of Operations for the year ended, December 31, 2024.

Q. Why will you present specifically the above proposals for approval at the annual general meeting?

A. The matters addressed by Proposals 1 and 2— the re-election of nominees to the Board and the appointment of our independent public auditor— are routine matters that are required to be approved annually, at our annual general meeting, under our Amended and Restated Memorandum and Articles of Association (the “Articles”).

The reverse share split that we will present under Proposal 3 is intended to enable us to maintain and/or restore our compliance with Nasdaq Listing Rule 5450(a)(1) or Nasdaq Listing Rule 5550(a)(2), which requires that the ordinary shares maintain a minimum bid price of $1.00 per share on an ongoing basis in order to remain listed on the Nasdaq Global Market (on which our ordinary shares and warrants are currently listed) or the Nasdaq Capital Market (to which we seek to transfer that listing), as applicable. Based on market conditions and the market price of our ordinary shares immediately prior to the meeting, our Board will determine the exact reverse split ratio to be presented for approval by our shareholders (and/or their legally authorized proxies) at the meeting.

The amendment to the 2024 Plan to be effected pursuant to Proposal 4  is intended to ensure that we have a sufficient number of ordinary shares available to provide equity incentives to employees, officers and directors in amounts determined appropriate by Silexion’s compensation committee, board of directors and management. Currently, we have a pool of only 180,224 ordinary shares, in total, reserved for issuance under our equity incentive plans, which constitutes less than 1.4% of our outstanding share capital on a fully diluted basis, which is far below the recommended limit of 10% espoused by institutional shareholder groups. The inadequate size of that pool prevents us from utilizing the important tool of equity compensation, which creates an alignment of interests between our employees (including officers) and directors, on the one hand, and our shareholders, on the other hand, for the appreciation of the value of our share capital.

Q. Why are you nominating the current Board members for re-election under the Director Election Proposal (Proposal 1)?

A. The nominees for re-election at the meeting have served on the Board since the Company first started as a publicly-traded company upon the consummation of the business combination of Silexion Therapeutics Ltd., an Israeli company (“Silexion Israel”) and Moringa Acquisition Corp, a Cayman Islands exempted company (“Moringa”) on August 15, 2024 (the “Business Combination”), and have successfully guided the Company throughout this potentially difficult initial period. The director nominees include a wide variety of qualified, experienced individuals who deeply understand the Company, its product candidates and the Israeli biotech industry in which the Company operates, and who should therefore be relied upon to navigate the Company for its upcoming year. The nominees for re-election include: the Chairman of the Board, Ilan Hadar, who has successfully led Nasdaq-traded Israeli biotechnology companies and has over 20 years of multinational managerial and corporate experience with pharmaceutical and high-tech companies; Dror J. Abramov, who has multi-disciplinary experience in R&D, consulting, tax, sales, business development, finance and government, and who serves as our audit committee financial expert;  Ruth Alon, who has international experience of over 30 years in the high-tech medical industry and with Israeli life sciences companies such as ours; Ilan Levin, who has 25 years of experience as an executive and venture capital/private equity investor in high-tech, Israel-related ventures; Avner Lushi, who has over 20 years and skills acquired in his managing roles at an Israeli life sciences venture capital fund and in life sciences investment banking; Professor Shlomo Noy, MD PhD, who has international-level expertise in healthcare management, tech transfer, building ecosystems and focusing hospitals on research and clinical trials; and Amnon Peled, PhD, who specializes in cytokine research, hematopoietic stem cell biology, inflammation, and cancer, and is therefore highly knowledgeable of the scientific conditions that the Company’s product candidates are intended to address.

The independent corporate governance and nominating committee of the Board has furthermore nominated each such current director, confirming his or her qualification to continue to serve based on the criteria described in the nominating committee charter.

Q. Why are you recommending the re-appointment of Kesselman & Kesselman as the Company’s independent auditor pursuant to the Auditor Reappointment Proposal (Proposal 2)?

A. Kesselman & Kesselman (“PwC Israel”) is a member of PricewaterhouseCoopers International Limited (“PwC”). PwC is one of the top global accounting firms, and PwC Israel is a major participant in the Israeli high-tech and health sciences worlds, serving as independent auditor to many other U.S.-listed Israeli medical device and pharmaceutical companies. PwC Israel’s work with each of Moringa and Silexion, both prior to the Business Combination and afterwards, has contributed to the Company’s success in its capital raising transactions and its ability to prepare the necessary financial reports for both those transactions and its ongoing reports to the SEC. Our entirely independent audit committee and Board have therefore recommended the re-appointment of PwC Israel to continue in that role on the Company’s behalf.

Q. Why are you proposing the Reverse Split Proposal (Proposal 3)?

A. The reverse share split is intended to enable us to maintain and/or restore our compliance with Nasdaq Listing Rule 5450(a)(1) or Nasdaq Listing Rule 5550(a)(2), as applicable, as described above in the response to the question “Why will you present specifically the above proposals for approval at the annual general meeting?”

Besides needing to do so from the perspective of maintaining the Company’s Nasdaq listing, which is critical to the Company’s chances for success, our maintenance of a share price that is comfortably above the $1.00 minimum bid price is furthermore in our best interest strategically, as it will assist us in raising capital to support our preclinical studies and clinical trials. In January 2025, we successfully completed, with the assistance of H.C. Wainwright as placement agent, a public offering of ordinary shares and warrants, raising an aggregate of $5.0 million, before approximately $740 thousand of placement agent fees and other offering expenses. Many potential desirable investors or financing sources who participated in that offering and/or whom could participate in our future offerings would be unwilling to consider an investment in our company on reasonable terms or at all if our share price remains at or below the minimum $1.00 price level under the Nasdaq Listing Rules. We are currently advancing our SIL-204B platform product through preclinical and clinical development, which is expensive, and we expect our research and development expenses to increase substantially in connection with our ongoing activities, particularly as we advance our product candidates through clinical studies. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay, or discontinue one or more of our research, development or manufacturing programs or the commercialization of any product candidates, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially adversely affect our business, financial condition, and results of operations.

Q. How will the reverse share split impact my ownership percentage and my holdings in the Company?

A. One principal effect of the reverse share split under any of possible ratios at which it would be effected would be to decrease the number of our issued and outstanding ordinary shares. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the reverse split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our ordinary shares outstanding immediately following the reverse split as such shareholder held immediately prior to the reverse split. Voting and other rights that accompany the ordinary shares would not be affected by the reverse split.

The reverse split will not have any dilutive effect on our shareholders. In addition, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will remain the same because the authorized number of our ordinary shares will be decreased in proportion to the ratio of between 1-for-5 and 1-for-15 at which the reverse split will be effected at the effective time of the reverse split. The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, and/or establishing strategic relationships with other companies. We do not currently have any definitive plans, proposals or arrangements to issue any of the available authorized shares for any purposes (other than for equity incentive grants, as per the subject matter of Proposals 4 and 5), although we do intend to potentially issue shares pursuant to financing arrangements for our working capital needs.

Q. Why are you proposing the adoption of the Equity Pool Increase Proposal (Proposal 4)?

A. Like any other company that is traded in the public capital markets, Silexion needs the ability to incentivize its employees (including officers) and directors to perform well for the Company via the grant of equity incentive awards, in addition to base salary/ director fees and annual bonuses. Equity grants are a critical tool for aligning the interests of employees and directors who receive the grants with those of our shareholders, as each such group thereby holds a stake in the appreciation of the market price of our shares.

Due to our public offering completed in January 2025, a warrant inducement transaction completed later in January 2025 and other financing-related transactions (including the partial conversion by EarlyBirdCapital, Inc., the underwriter for Moringa’s initial public offering, of amounts outstanding under its convertible promissory note into ordinary shares in March 2025), our outstanding number of ordinary shares has grown significantly thus far in 2025. On the other hand, the “evergreen” provision in the 2024 Plan that automatically adds shares annually to the pool for equity awards is tied to our outstanding number of ordinary shares as of January 1, which, in 2025, was prior to those financing-related transactions. Consequently, even after the automatic annual increase under the 2024 Plan that occurred on January 1, 2025, we currently have a pool of only 180,224 ordinary shares, in total, reserved for issuance under our equity incentive plans, which constitutes less than 1.4% of our outstanding share capital on a fully diluted basis. That percentage is far below what is customary, even for a company that conforms to the recommended limit of 10% espoused by institutional shareholder groups. Because our non-employee directors receive customary restricted share unit (RSU) and share option grants as part of their annual director fees, a large portion of the shares reserved for issuance under our equity incentive pool were already allocated to non-employee director grants in February 2025. That has resulted in there being practically no remaining shares available for us to grant for equity compensation for our officers and other employees in 2025.

Consequently, in order to eliminate the current shortfall, we are proposing pursuant to Proposal 4 (if approved) to implement a one-time, immediate increase to the number of shares reserved for issuance under the 2024 Plan by 1,271,859 ordinary shares, to 1,428,268 ordinary shares (which numbers of shares will be adjusted downwards proportionately based on the ratio of the reverse share split, to the extent it is approved pursuant to Proposal 3). This increase will bring the overall size of the pool to 10% of our outstanding share capital on a fully-diluted basis, which complies with the limitations recommended by institutional shareholder groups.

Q. Will there be any other items of business on the agenda?

A. In addition to the above-described formal proposals that require a vote, at the meeting, the Board will present its annual report on the management of the business of the Company for the year ended December 31, 2024, and the Company’s Consolidated Balance Sheets as of, and related Consolidated Statements of Operations for the year ended, December 31, 2024.

Q. Who is entitled to vote?

A. Shareholders of record at the close of business on the record date, ________, 2025 (the “record date”), may vote at the annual general meeting. In addition, shareholders holding ordinary shares beneficially (in “street name”) (as described in response to the next question) as of the record date may instruct the record holder through which the shares are held how to vote their shares at the annual general meeting. Each shareholder is entitled to one vote on each proposal for each ordinary share held— whether of record or beneficially— as of the record date. As of the close of business on _______, 2025, there were __________ of our ordinary shares outstanding.

Q. What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A. Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered, with respect to those shares, a shareholder of record. The notice of the meeting (along with the cover letter and this proxy statement) have been sent directly to you by us.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”. The notice of the meeting (along with the cover letter and this proxy statement) have been forwarded to you by your broker, bank, or nominee, which is considered, with respect to those shares, the shareholder of record.

Q. How do I vote?

A. You may vote through any of the following methods:

By Internet - Shareholders of record may submit proxies by following the Internet voting instructions on their proxy cards prior to the annual general meeting. Most shareholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees (www.proxyvote.com).

By Telephone - Shareholders of record may submit proxies by following the telephone voting instructions on their proxy cards prior to the annual general meeting. Most shareholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or other nominees.

By Mail - Shareholders of record may submit a hard copy of the proxy card that was included with this proxy statement that was mailed to you (assuming that you received a hard copy of this proxy statement) by completing, signing and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Please sign your name exactly as it appears on the proxy card. If you return your signed proxy card but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” each proposal. Shareholders who hold ordinary shares beneficially in street name may provide voting instructions by mail by completing, signing, dating and mailing, in the enclosed prepaid envelope, the voting instruction form provided to them by their brokers, banks or other nominees.

In Person - Shareholders of record who attend the annual general meeting in person may vote at the annual general meeting, in which case any votes that they have previously submitted (via any of the above-described methods for voting) will be superseded by the vote that they cast at the annual general meeting. Any such shareholder of record needs to bring proof of ownership of his, her or its ordinary shares (such as a copy of a share certificate or a statement showing book-entry shares) as of the record date for the meeting. Shares held beneficially in street name may be voted in person at the meeting only if the beneficial owner brings the requisite documentation, namely: (i) proof that he, she or it owned the shares in a brokerage, trustee or nominee account as of the record date (such as a brokerage account statement), and (ii) a legal proxy from the broker, trustee or nominee that owns the shares of record giving the beneficial owner the right to vote the shares. Even if you plan to attend the meeting in person, we recommend that you also submit your proxy card or voting instruction form, or vote via the internet or telephone, as described above, so that your vote will be counted if you later decide not to attend the meeting.

Please note that shares held in your name as a shareholder of record or shares owned by you beneficially may not be voted while you attend the annual general meeting virtually. You will be able to listen to the proceedings at the meeting via virtual attendance, and you will be able to submit a question to the parties at the meeting virtually. However, you will not be able to speak at the meeting or to submit your vote via virtual attendance. To attend the meeting virtually, please go to https://www.cstproxy.com/ silexion/2025.

Even if you plan to attend the annual general meeting in person at vote at the meeting, we recommend that you also submit your proxy or voting instructions or vote via Internet, telephone or mail prior to the meeting so that your vote will be counted if you later decide not to attend the meeting in person.

Q. Can I change my vote or revoke my proxy?

A. You may change your vote or revoke your proxy at any time prior to the vote at the annual general meeting. If you submitted your proxy by Internet or telephone, you may change your vote or revoke your proxy by submitting a later-dated Internet or telephone proxy, as the case may be. If you are a shareholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the annual general meeting, a valid, later-dated proxy card. Attendance at the annual general meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the annual general meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your voting instructions previously submitted to your broker, bank or other nominee, you must obtain a legal proxy through your broker, bank or nominee and present it to the tabulation agent in advance of the annual general meeting. Please consult the voting instructions provided to you by your broker, bank or other nominee or please contact your broker, bank or nominee for more information.

Q. What majority is needed for approval of the various proposals, and how are votes counted?

A. Under the laws of the Cayman Islands and our Articles, the approval of each of the proposals requires the affirmative vote of an ordinary resolution under Cayman Islands law, being a resolution passed by an ordinary majority of our shareholders as, being entitled to do so, vote in person or by proxy at the annual general meeting, and includes a unanimous written resolution. Abstentions will have no effect on the outcome of the vote on any of the proposals under Cayman Islands law.

If you provide your vote or voting instructions on any proposal, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form but do not provide a vote or voting instructions, your shares will be voted in accordance with the recommendation of our Board (i.e., “FOR” the applicable proposal(s)).

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may be subject to a “broker non-vote”. Generally, a broker non-vote occurs on a matter when a broker or nominee does not have discretionary voting authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under the rules governing brokers and nominees. For such proposals considered “routine”, the broker or nominee may exercise discretion and vote your shares, despite your lack of instruction. In tabulating the voting result, shares that constitute broker non-votes are not considered votes cast. Thus, broker non-votes will not affect the outcome of the vote on any non-routine proposal as to which a broker lacks voting discretion and therefore does not cast a vote on behalf of the underlying shareholder (assuming that a quorum is obtained). Each of the Director Election Proposal and Equity Pool Increase Proposal is considered non-routine, and broker non-votes are therefore expected with respect to those proposals. Each of the Auditor Reappointment Proposal and Reverse Split Proposal is considered “routine”, and, therefore, broker non-votes are not expected to exist with respect to those proposals.

The table below summarizes the vote required to approve the Reverse Split Proposal to be considered at the annual general meeting, the Board’s recommendation as to how to vote, and the impact of abstentions and broker non-votes on the tally of votes:

Proposal	Board Recommendation	Vote Required for Approval	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)

Director Election Proposal	FOR	The affirmative vote “FOR” by an ordinary majority of our shareholders as, being entitled to do so, vote in person or by proxy.	No effect. Not considered votes cast on this proposal.	No. Brokers without voting instructions will not have discretionary authority to vote.
Auditor Reappointment Proposal	FOR	The affirmative vote “FOR” by an ordinary majority of our shareholders as, being entitled to do so, vote in person or by proxy.	No effect. Not considered votes cast on this proposal.	Yes. Brokers without voting instructions will have discretionary authority to vote.
Reverse Split Proposal	FOR	The affirmative vote “FOR” by an ordinary majority of our shareholders as, being entitled to do so, vote in person or by proxy.	No effect Not considered votes cast on this proposal.	Yes. Brokers without voting instructions will have discretionary authority to vote.
Equity Pool Increase Proposal	FOR	The affirmative vote “FOR” by an ordinary majority of our shareholders as, being entitled to do so, vote in person or by proxy.	No effect Not considered votes cast on this proposal.	No. Brokers without voting instructions will not have discretionary authority to vote.

(1)	As noted below, abstentions will be counted as present for purposes of establishing a quorum at the annual general meeting.
(2)
Only relevant if you are the beneficial owner of shares held in street name. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on the items of business at the annual general meeting.

Q. What constitutes a quorum?

A. The presence in person or by proxy at the annual general meeting of the holders of a majority of the ordinary shares outstanding on the record date (________, 2025) will constitute a quorum. As of the close of business on __________, 2025, there were ___________ ordinary shares issued and outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q. How are proxies solicited?

A. Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our ordinary shares.

Q. Why are we holding the annual general meeting also in virtual format?

A. The annual general meeting will be held in primary part in person, but we will also enable shareholders to attend via a virtual meeting format, whereby our shareholders will be able to listen to the proceedings and raise questions to the officers of the Company who are present in person, via a live audio webcast. Shareholders will not be able to vote via the virtual meeting format, however. We believe that the virtual meeting format will expand shareholder access and participation.

Q. How can I attend the annual general meeting in person or virtually?

A. The annual general meeting will be held at the offices of our external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608. The annual general meeting may also be attended virtually over the internet, by visiting https://www.cstproxy.com/silexion/2025 or via telephone, by calling 1 800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply), conference ID ________#, whereby our shareholders will be able to listen to, and submit questions during (but not vote at), the meeting. The annual general meeting will begin promptly at 9:00 a.m., Eastern time (US)/ 4:00 p.m. local (Israel) time, on _________, __________, 2025. We encourage you to access the virtual meeting website prior to the start time.

PROPOSAL 1.
DIRECTOR ELECTION PROPOSAL

Background

Board Size and History

Silexion’s business and affairs are managed under the direction of our Board. Under the terms of our Articles, the Board may be composed of between three and nine directors, as may be amended from time to time exclusively by ordinary resolution under Cayman Islands law, being a resolution passed by a simple majority of the shareholders of Silexion as, being entitled to do so, vote in person or by proxy at a general meeting. The size of the Board was set by our shareholders as seven members effective upon the closing of the Silexion-Moringa business combination on August 15, 2024 (the “Closing”). Ilan Hadar serves as Chairman of the Board. In September 2024, one of the then-current members of the Board, Ilan Shiloah, who was appointed to the Board effective upon the Closing, stepped down, citing competing demands on his time, thereby leaving the size of the Board as six members. Subsequently, in December 2024, the Board appointed Professor Amnon Peled to fill the Board seat previously held by Mr. Shiloah, thereby restoring the size of the Board to seven members.

Information Regarding Board Nominees

In the period leading up to the calling of the 2025 annual general meeting, the wholly independent corporate governance and nominating committee of the Board, and the Board as a whole, considered the ideal composition of the Board, given the Company’s current operations, prospects, financial condition and Nasdaq listing, among other factors.

That committee noted that the current Board members have successfully guided the Company throughout the potentially difficult initial period since the Closing of the Business Combination, overseeing all aspects of the Company’s operations, including its progress with its product candidate development, regulatory approval process, financing needs and U.S. public company listing status. The current Board members include a wide variety of qualified, experienced individuals who deeply understand the Company, its product candidates and the Israeli biotech industry in which the Company operates, and who can therefore be relied upon to navigate the Company for the next year. As can be seen in their biographical summaries below, the current Board members possess a combination of relevant experience, scientific knowledge, management skills and financial sophistication at an important time during the Company’s development.

Following its thorough consideration, the corporate governance and nominating committee of the Board, and the Board as a whole, nominated, and recommended to our shareholders the re-election of, each of the current seven directors serving on the Board, consisting of Ilan Hadar, Dror J. Abramov, Ruth Alon, Ilan Levin, Avner Lushi, Shlomo Noy and Amnon Peled.

If re-elected at the Meeting, each such nominee will serve for a one-year period, until the 2026 annual general meeting and until his or her successor is appointed and qualified, or until his or her earlier resignation or removal.

Biographical Information

The biography of each of the nominees for re-election pursuant to Proposal 1 is set forth immediately below:

Ilan Hadar, 55, was appointed as Chief Executive Officer of Silexion, serving on a full-time basis, effective upon the Business Combination, and has served as our (previously, Silexion Therapeutics Ltd.’s) Chairman of the Board since May 2024. Previously, he served as Managing Director of Silexion Therapeutics Ltd. from April 2022 until the Business Combination. Mr. Hadar has over 20 years of multinational managerial and corporate experience with pharmaceutical and high-tech companies, as described below, over which time period he has acquired the experience and skills to serve as a valuable member of the board of directors of a company such as ours. In addition to his current role at Silexion, Mr. Hadar has served as the Chief Executive Officer of Painreform Ltd (Nasdaq: PRFX) since November 2020, a position he will relinquish following the consummation of the Business Combination. Prior to joining Painreform and Silexion, Mr. Hadar served as Country Manager Israel and Chief Financial Officer at Foamix Pharmaceuticals Ltd. (currently, Nasdaq: VYNE) from 2014 until August 2020, where he was instrumental in building the organization and launching new innovative topical drugs in the U.S., and also focused on capital markets and mergers and acquisitions. Prior to his role at Foamix, Mr. Hadar was Finance Director at Pfizer PFR Pharmaceuticals Israel Ltd., where he oversaw all commercial, financial and operational activities of the local entity of the large pharmaceutical company. Before his tenure at Pfizer, Mr. Hadar served as Finance Manager at HP Indigo Ltd., a world-leading company in digital printing and, prior to that, served as Finance Director at BAE Systems, the third-largest defense company in the world, where he was responsible for all financial activities of BAE Systems Israel. From 1998 to 2006, Mr. Hadar was Chief Financial Officer at Mango DSP, a global leader of Intelligent Video Solutions. Mr. Hadar served on the board of directors of Kadimastem, a public Israeli biopharmaceutical company from 2019 to 2022. He received his MBA in Finance and Business Entrepreneurship and BA from The Hebrew University in Jerusalem, Israel. We believe Mr. Hadar is qualified to serve on our board of directors due to his extensive knowledge as Silexion’s Managing Director, and his extensive commercial, financial and managerial experience with high-tech and pharmaceutical companies, both private and public.

Dror J. Abramov, 63, was appointed as a director of Silexion effective upon the consummation of the Business Combination. Mr. Abramov’s experience of over 15 years in multiple roles in changing and growing companies and markets within dynamic environments, and in particular his multi-disciplinary experience in R&D, consulting, taxes, sales, business development, finance and government, lend to his being an appropriate board member of the Company. Mr. Abramov has served as Managing Director of Hewlett Packard Inc. Israel since 2015. Mr. Abramov held several other management positions in Hewlett Packard Inc. Israel from 2006 to 2015, including finance director, general manager of imaging and printing divisions and general manager of printing and personal systems division. From 2002 through 2006, Mr. Abramov served as Chief Financial Officer of Applied Materials UK and Applied Materials Israel, both part of Applied Materials, Inc. (Nasdaq: AMAT), a nanomanufacturing company that supplies equipment, services and software for the manufacture of semiconductor chips for electronics. From 2000 through 2002, Mr. Abramov served as Vice President of business management at Avaya Communication, a cloud communications and workstream collaboration technology company. From 1997 until 2000, Mr. Abramov held positions in Mainsoft Corporation, first as director of finance and operations and later as general manager. From 1991 through 1997, Mr. Abramov served as consultant and manager at Maron, Sobel, Shor & Co., an Israeli CPA firm. Mr. Abramov is a licensed CPA and holds a Bachelor of Accounting, Master of Business Administration and Bachelor of Science in physics and computer sciences, all three degrees from Tel Aviv University. We believe Mr. Abramov is qualified to serve on our board of directors due to his extensive financial and business management experience.

Ruth Alon, 73, became a director of New Silexion effective upon the consummation of the Business Combination. Ms. Alon’s international experience of over 30 years in the high-tech medical industry and with Israeli life sciences companies, in particular, make her a valuable member of the Board. Ms. Alon is the Founder and Chief Executive Officer of Medstrada, which was started in 2016. From 1997 until 2016, Ms. Alon served as a General Partner in Pitango Venture Capital, where she headed the life sciences activities and helped to facilitate the acquisition of several of the company’s portfolio companies. Currently, Ms. Alon also serves on the board of directors of a number of private and public companies as a member or chairperson, including Vascular Biogenics Ltd. (Nasdaq: VBLT), Brainsgate and KadimaStem. Ms. Alon previously worked on Wall Street where she held senior positions as a senior medical device analyst with Montgomery Securities (from 1981 to 1987) and Kidder Peabody & Co. (from 1987 to 1993). She also managed her own independent consulting business in San Francisco from 1995 to 1996, providing broad-based services to early-stage companies and venture capitalists in the medical devices industry. Ms. Alon was also instrumental in the establishment, in 2005, of Israel Life Science Industry (ILSI), a not-for-profit organization which represented, as of 2005, the mutual goals of approximately 700 Israeli life science companies. She is the Co-Founder of IATI, an umbrella organization established in 2012, representing Israel’s High Tech and Life Sciences industries. Ms. Alon holds a B.A. in Economics from the Hebrew University of Jerusalem, an M.B.A. from Boston University, and an M.Sc. from the Columbia University School of Physicians and Surgeons. We believe Ms. Alon is qualified to serve on our board of directors given her above-described extensive experience in the high-tech medical industry and with Israeli life sciences companies, in particular.

Ilan Levin, 59, who was the co-founder, Chairman and Chief Executive Officer of Moringa, was appointed as a director of the Company after its formation in April 2024 and has continued as a director following the consummation of the Business Combination. Mr. Levin has been involved, for approximately 25 years, as an executive and venture capital/private equity investor in high-tech, Israel-related ventures. His experience as an executive and board member in managing growth companies that develop technology, and his knowledge of that industry in Israel in particular, suit him well to serve as a director of the Company. From 2000 to 2018, Mr. Levin was a member of the Board and Executive Committee of Objet Ltd., which as a result of a merger with Stratasys, Inc. in 2012, formed Stratasys Ltd. (Nasdaq: SSYS), the pioneer and global leader in 3D printing. During his tenure at Objet/Stratasys, Mr. Levin held various positions including President, Vice Chairman and from 2016 to 2018, Chief Executive Officer. From 2004 to 2009, Mr. Levin was the Chief Executive Officer of CellGuide, a developer of software-based GPS for mobile devices. Since 1997, Mr. Levin has also served as a member of the board of directors and as an advisor for a wide variety of Israel-based technology-related companies, including currently serving as Chairman of Vision Sigma (TLV: VISN: IT), an Israel-based real estate and investment company. Early in his career, Mr. Levin was a practicing attorney focusing on corporate and securities related matters. In addition to his role as our Chairman and Chief Executive Officer, Mr. Levin also serves as the sole director and sole equity owner of an Israeli company that serves as the sole general partner of the Moringa sponsor. Mr. Levin earned an LL.B. from Tel Aviv University and a B.A.Sc. in Industrial Engineering from the University of Toronto. We believe Mr. Levin is qualified to serve on our board of directors given his above-described experience in managing growth companies that develop technology, and his knowledge of that industry in Israel in particular.

Avner Lushi, 58, was appointed as a director of Silexion effective upon the consummation of the Business Combination. His experience of over 20 years and skills acquired in his managing roles at an Israeli life sciences venture capital fund and in life sciences investment banking make him suitable to provide similar support as a member of the board of directors of the Company. Mr. Lushi co-founded Guangzhou Sino-Israel Bio-industry Investment Fund (GIBF), which currently includes two approximately $100 million funds focused on introducing Israeli and other foreign companies in the field of life sciences to the Chinese market, in which he also serves as a Managing Partner & CEO of the GP since 2016. From 2004 to 2015, Mr. Lushi served as a Partner and Managing Director of Israel Healthcare Ventures (IHCV), a prominent Israeli life sciences venture capital fund. Before joining IHCV, Mr. Lushi was the Co-Founder & CEO of Life Sciences Transaction Support Ltd. (LTS), a PwC subsidiary dealing with life sciences investment banking. Since 2005, Mr. Lushi has served as an independent director on the boards of nine public companies, including, currently, Brainsway Ltd. (Nasdaq: BWAY) and Ginegar Plastic Products Ltd. In addition, he serves as a board member of several private companies as part of his role at GIBF. From 1997 to 2001, prior to turning to the private sector, he held increasingly senior roles within the Israeli Prime Minister’s Chamber and the Israeli Supreme Court. Mr. Lushi holds an LLM in Law from the Hebrew University of Jerusalem, LLB in Law and a BA in Economics from the Haifa University. We believe Mr. Lushi is qualified to serve on our board of directors due to his extensive executive and board experience with life sciences companies.

Shlomo Noy, MD PhD, 71, was appointed as a director of Silexion effective upon the consummation of the Business Combination. Professor Noy’s international-level expertise in healthcare management, tech transfer, building ecosystems and focusing hospitals on research and clinical trials provide important knowledge to the Silexion board of directors in the realm of Israeli research and clinical trial activities. Professor Noy has served as Chief Medical Officer of GIBF since January 2017. Professor Noy served as the Director of the Rehabilitation Hospital at Sheba Medical Center from 1993 to 2017 and Vice President of Research and Development and Academic Affairs at Sheba Medical Center from 2000 to 2017. Prof. Noy was a Professor at Sackler School of Medicine at Tel-Aviv University from 1993 to 2016. Prof. Noy serves as a board member of several private companies as part of his role at GIBF. Prof. Noy possesses 25 years’ experience in health care management and is active in promoting research and education at an Israeli national level as well as at an international level. Prof. Noy received his MD from the Hebrew University, Hadassah Medical School, Jerusalem, Israel, and completed his MBA at the European School of Business Administration (INSEAD) Fontainebleau, France, and holds a PhD degree from Tel-Aviv University, Faculty of Medicine and Management. We believe Mr. Noy is qualified to serve on our board of directors due to his extensive medical and health care management experience.

Amnon Peled, PhD, 65, was appointed as a director of New Silexion in December 2024. Professor Peled has served as an associate professor at Hadassah Medical Center, Jerusalem since August 2000. Professor Peled also served as Director of the Gene Therapy Institute at Hadassah Medical Center from October 2021 to February 2024. He specializes in cytokine research, hematopoietic stem cell biology, inflammation, and cancer, leading the development of therapies now in Phase II/III trials. Professor Peled served as Founder and CEO of Biokine Therapeutics, and as its Chief Scientific Officer, from July 2000 to February 2024, where he advanced the CXCR4 antagonist BKT140/BL8040. Prof. Peled is an author of over 100 publications and holder of 200+ patents and patent applications, and holds a Bachelor’s degree in agriculture from the Hebrew University of Jerusalem, a Master’s degree in cell biology and histology from Tel Aviv University, and a Ph.D. from the Weizmann Institute. He completed postdoctoral training at Harvard Medical School and the Weizmann Institute.

Shareholder Nominees

Under the Articles, shareholders may propose a nominee for election to the Board by following the procedure designated for shareholders to bring any business before the annual general meeting generally. Under that procedure, a shareholder must deliver notice of such nomination to the principal executive offices of the Company not later than 90 days nor earlier than 120 days prior to the one-year anniversary of our previous year’s annual general meeting. If we did not hold an annual general meeting the previous year (as is the case in 2025, since we did not hold an annual general meeting in 2024), or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, such shareholder’s notice must be so delivered no later than the deadline to be set by the Board, with such deadline being a reasonable time (as determined by the Board) before the Company begins to print and send its related proxy materials for the current year’s annual general meeting. The Chairman of the Board may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

Under the charter of the corporate governance and nominating committee, any director nominee proposed by a shareholder will be considered by that committee in accordance with the criteria developed by that committee, whereby the committee will determine whether to recommend the nomination of that shareholder’s nominee to the Board as a whole for presentation at the annual general meeting.

Director Independence

Nasdaq listing standards require that a majority of the Board be independent. An “independent director” is defined generally as a person who has no disqualifying relationship with the Company described under Nasdaq Listing Rule 5605(a)(2), as well as no other material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the listed company) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making a determination of director independence, the Board considers the current and prior relationships that each director has with the Company and all other facts and circumstances the Board deems relevant in determining his or her independence, including the beneficial ownership of our securities by such director, and the transactions described in the sub-section above titled “Related Party Transactions.”

The Board has determined that each of Messrs. Dror J. Abramov, Ilan Levin, Avner Lushi, Shlomo Noy, and Amon Peled, and Ms. Ruth Alon, meets the definition of “independent director” as defined in Nasdaq listing standards. For purposes of SEC rules applicable to members of the audit committee and compensation committee, each of Messrs. Abramov and Peled, and Ms. Alon, is deemed independent.

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Each of these committees operates under a written charter, approved by the Board and effective upon the Closing, that satisfies the applicable Nasdaq rules, copies of which are available on the investor relations portion of our website. Members will serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our audit committee consists of Dror J. Abramov, Ruth Alon and Dr. Amnon Peled, with Mr. Abramov serving as chair. Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nasdaq listing standards require that our audit committee be composed entirely of independent directors. The Nasdaq listing standards require that the audit committee be composed of at least three members. The Board has determined that each of Messrs. Abramov and Peled, and Ms. Alon, meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq listing standards and also meets the financial literacy requirements of the Nasdaq listing standards. In addition, the Board has determined that Mr. Abramov qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm. The principal functions of the audit committee include, among other things:

•	helping the Board oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

•	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	overseeing our policies on risk assessment and risk management;

•	overseeing compliance with our code of business conduct and ethics;

•	reviewing related person transactions; and

•	approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee consists of Dror J. Abramov, Amon Peled and Ruth Alon. Ms. Alon serves as the chair of the compensation committee. The Board has determined that each of Messrs. Abramov and Peled, and Ms. Alon, meets the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq listing standards, including the heightened independence standards for members of a compensation committee.

The primary purpose of our compensation committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of the compensation committee include, among other things:

•	reviewing, approving and determining, or making recommendations to the Board regarding the compensation of our chief executive officer, other executive officers and senior management;

•	reviewing, evaluating and recommending to the Board succession plans for our executive officers;

•	reviewing and recommending to the Board the compensation paid to our non-employee directors;

•	administering our equity incentive plans and other benefit programs;

•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Corporate Governance and Nominating Committee

We have appointed a corporate governance and nominating committee that currently consists of Dror J. Abramov, Ilan Levin, Amnon Peled and Ruth Alon. The New Silexion Board has determined that each of Messrs. Abramov, Peled and Levin, and Ms. Alon, meets the definition of “independent director” under the Nasdaq listing standards.

Our corporate governance and nominating committee is responsible for, among other things:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by shareholders, to serve on the Board;

•	considering and making recommendations to the New Silexion Board regarding the composition and chairmanship of the committees of the New Silexion Board;

•	instituting plans or programs for the continuing education of the Board and the orientation of new directors;

•	developing and making recommendations to the Board regarding corporate governance guidelines and matters;

•	overseeing our corporate governance practices;

•	overseeing periodic evaluations of the Board’s performance, including committees of the Board; and

•	contributing to succession planning.

Officers

Silexion’s Chief Executive Officer is responsible for the company’s day-to-day management. The Chief Executive Officer is appointed by, and serves at the discretion of, the Board, subject to his employment agreement. All other executive officers are proposed for appointment by the Chief Executive Officer, subject to approval by the Board, and will be subject to the terms of any applicable employment or consulting agreements that we may enter into with them.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all (if any) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners during the year ended December 31, 2024 were fulfilled in a timely manner.

Code of Business Conduct and Ethics and Committee Charters

Prior to the completion of the Business Combination, we adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the investor relations portion of our website at www.silexion.com/investors. In addition, we intend to post on that website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

Copies of our audit committee charter, our compensation committee charter and corporate governance and nominating committee charter are also available on our website. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

Insider Trading Policies and Procedures

We have adopted an insider trading policy that governs the purchase, sale, and other transactions in our securities by directors, senior management, and employees, which policy is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and the Nasdaq listing standards applicable to us. A copy of our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form 20-F for the year ended December 31, 2024, which we filed with the SEC on March 18, 2025 (the “2024 Annual Report”).

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on the Board.

Report of the Audit Committee*

Our audit committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, our audit committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, our audit committee recommended to the Board that the audited financial statements be included in the 2024 Annual Report.

Submitted by our audit committee:

Dror J. Abramov
Ruth Alon
Dr. Amnon Peled

*
The above report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Board and Committee Meetings and Attendance

During the fiscal year ended December 31, 2024 (beginning upon the Closing of the Business Combination on August 15, 2024), the Board held seven meetings and took action by written consent three times. During 2024, the audit committee held one meeting and took action by written consent two times, the compensation committee held one meeting and did not undertake any actions by written consent, and the corporate governance and nominating committee did not hold any meetings or take any action via unanimous written consent. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board or the committees on which he or she served. We encourage all of our directors to attend our annual general meetings of shareholders.

Legal Proceedings

To the knowledge of our management, there is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Executive Compensation

Unless the context requires otherwise, references in this “Executive Compensation” section to “we,” “our,” “us” and the “Company” generally refer to the Company on a consolidated basis, for all periods following the completion of the Business Combination (on August 15, 2024), and to our wholly-owned subsidiary, Silexion Therapeutics Ltd., an Israeli company (“Silexion Israel”), and its subsidiaries, for all periods prior to the completion of the Business Combination. Unless otherwise indicated, all share, per share and related option and warrant information presented in this proxy statement as of any date or for any period preceding the 1-for-9 reverse share split that we effected on November 27, 2024 has been retroactively adjusted to reflect the reduced number of shares, options and warrants, and the corresponding increase in price per share, option or warrant, which resulted from that reverse share split.

Overview

The following tables and accompanying narrative set forth information about the compensation, for 2024 and 2023, provided to our chief executive officer (or person serving in an equivalent position) and the two most highly compensated executive officers (other than our chief executive officer) who were serving as executive officers as of December 31, 2024, each of whom served as an executive officer of Silexion Israel prior to the completion of the Business Combination. These executive officers consist of: Ilan Hadar, who was Silexion Israel’s Managing Director and now serves as Silexion’s Chairman and Chief Executive Officer; Mirit Horenshtein Hadar, who was Silexion Israel’s EVP Finance and now serves as Silexion’s Chief Financial Officer; and Dr. Mitchell Shirvan, who was Silexion Israel’s— and is now Silexion’s— Chief Scientific and Development Officer. These executive officers are referred to in this section as our “named executive officers” or “NEOs.”

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs, in the period immediately following the Business Combination. Actual compensation programs that we adopt in the future may differ materially from the plans summarized in this discussion.

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for each of 2024 and 2023.

Name and Principal Position	Year	Base Gross Salary ($)(1)	Stock Awards ($)	All Other Compensation ($)(1)(2)	Total ($)(1)
Ilan Hadar Chief Executive Officer (formerly Managing Director of Silexion Israel)(3)	2024	240,560	1,192,785	107,283	1,540,628
	2023	182,976	-	70,638	253,614
Mirit Horenshtein Hadar Chief Financial Officer (formerly EVP Finance of Silexion Israel)(4)	2024	233,532	447,291	89,267	770,090
	2023	26,238	-	-	26,238
Dr. Mitchell Shirvan Chief Scientific and Development Officer(5)	2024	190,286	1,043,699	67,505	1,301,490
	2023	156,140	-	50,660	206,800

(1)
Amounts reported for the named executive officer and paid in New Israeli Shekels are converted from New Israeli Shekels to U.S. dollars using the 2024 and 2023 (as applicable) average exchange rates as published by Bank of Israel of 3.699 and 3.689 New Israeli Shekels, respectively, to 1 U.S. Dollar.

(2)
The amounts in this column include payments for a leased car or car maintenance, contributions to a pension fund, compensation fund, and continuing education fund, or payments in lieu of a continuing education fund.

(3)	This was for a part-time (75%) position prior to, and a full-time position following, completion of the Business Combination.

(4)	For 2023, Ms. Horenshtein Hadar’s compensation was for a period of 4.5 months during which she served as a part-time consultant in a Strategy & Corporate Finance Advisory capacity.

(5)	This was for a part-time (80%) position prior to, and a full-time position following, completion of the Business Combination.

Narrative Disclosure to Summary Compensation Table

Base Salary

The named executive officers receive base salaries to compensate them for services rendered to us. The base gross salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The annual base salaries for Ilan Hadar, Mirit Horenshtein Hadar and Dr. Mitchell Shirvan, for 2024 and 2023 were $240,560 and $182,976 for Mr. Hadar, $233,532 and $26,238 for Ms. Horenshtein Hadar, and $190,286 and $156,140 for Dr. Shirvan, respectively.

Equity Compensation

From time to time, we have granted equity awards under the Silexion Therapeutics Ltd. 2013 Equity Incentive Plan, which was replaced by the Silexion Therapeutics Ltd. 2023 Equity Incentive Plan (the “2013 Plan” and “2023 Plan”, respectively, collectively referred to as the “Silexion Israel Plans”), as incentives to attract, retain and motivate our named executive officers. During 2024, we granted restricted share units (RSUs) that could be settled for 16,821, 6,308 and 14,718 ordinary shares of Silexion Israel, to Ilan Hadar, Mirit Horenshtein Hadar, and Dr. Mitchell Shirvan, respectively (each such number of Silexion Israel ordinary shares does not reflect the exchange ratio in the Business Combination or the subsequent 1-for-9 reverse share split of Silexion that was effected on November 27, 2024). The vesting of those RSUs accelerated upon the Closing of the Business Combination, entitling each such officer to receive Silexion ordinary shares in accordance with the exchange ratio upon the Closing.

During 2022, Silexion Israel granted 32,400 and 16,200 options to purchase Silexion Israel ordinary shares to Ilan Hadar and Dr. Mitchell Shirvan, respectively (each such number of options does not reflect the equity exchange ratio in the Business Combination or the subsequent 1-for-9 reverse share split of Silexion that was effected on November 27, 2024). Vesting of those options was to occur over a period of 48 months, provided that Ilan Hadar or Dr. Mitchell Shirvan, as applicable, remains engaged by Silexion Israel (or a Silexion Israel affiliate), and is subject to the Silexion Israel Plans. Upon consummation of an initial public offering of Silexion Israel’s securities or an M&A Transaction (as defined in Silexion Israel’s articles of association), which included the Business Combination, the vesting of those options was to accelerate, such that all unvested options were to immediately vest, provided that such IPO or M&A Transaction was to be consummated after January 1, 2023. That acceleration of vesting occurred upon the Closing of the Business Combination on August 15, 2024.

Employment Agreements

Following the Closing, Silexion has entered or will enter into employment agreements with each of its NEOs.

Silexion 2013 Equity Incentive Plan and Silexion 2023 Equity Incentive Plan

Silexion Israel (and, following the Business Combination, Silexion) has maintained the Silexion Israel Plans in order to provide additional incentives for employees, directors and consultants, and to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to Silexion Israel’s (and Silexion’s) success. The 2013 Plan was adopted on July 25, 2013 and was replaced by the 2023 Plan, which was adopted on April 4, 2023.

The Silexion Israel Plans provide for grants of options to purchase ordinary shares of Silexion Israel (following the Business Combination, Silexion), shares, restricted shares and RSUs. As described above, during 2022, Silexion Israel granted option awards under the Silexion Israel Plans to Ilan Hadar and Dr. Mitchell Shirvan and during 2024, Silexion Israel granted RSUs to Ilan Hadar, Mirit Horenshtein Hadar, and Dr. Mitchell Shirvan, respectively.

Immediately prior to the effective time of the merger of Merger Sub 1 with and into Silexion Israel pursuant to the Business Combination, all outstanding Silexion Israel options and Silexion Israel RSUs accelerated and became fully vested (and, in the case of RSUs, settled for underlying shares). At the effective time of that merger, all Silexion Israel options outstanding immediately prior to the merger automatically and without any action on the part of any Silexion Israel option holder or beneficiary thereof, were assumed by Silexion, and each such Silexion Israel option was converted into an option to purchase Silexion ordinary shares (based on the equity exchange ratio for Silexion Israel under the amended and restated business combination agreement, dated as of April 3, 2024, as amended, with respect to the Business Combination (the “Business Combination Agreement”)).

In addition, immediately prior to the completion of the Business Combination, Silexion adopted the 2024 Equity Incentive Plan, which provides for the grant of equity-based incentive awards to its employees, directors, office holders, service providers and consultants in order to incentivize them to increase their efforts on behalf of Silexion and to promote the success of Silexion’s business.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by Silexion’s named executive officers that were outstanding as of December 31, 2024. The awards listed in this table were granted under the Silexion Israel Plans, which are summarized above under “— Narrative Disclosure to Summary Compensation Table — Silexion 2013 Equity Incentive Plan and Silexion 2023 Equity Incentive Plan.”

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Ilan Hadar Chief Executive Officer (formerly Managing Director of Silexion Israel)	14,339	-	-	60.51	24/03/2032
Mirit Horenshtein Hadar Chief Financial Officer (formerly EVP Finance of Silexion Israel)	--	-	-	-	-
Dr. Mitchell Shirvan Chief Scientific and Development Officer	7,170	-	-	60.51	07/06/2032

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)		Total ($)
	See Summary Compensation Table above	See Summary Compensation Table above	See Summary Compensation Table above	See Summary Compensation Table above		See Summary Compensation Table above
Ilan Hadar
Dror Abramov	-	313,800	-	-		313,800
Ruth Alon	-	-	-	-		-
Ilan Levin	-	-	-	45,000	(1)	45,000
Avner Lushi	-	313,800	-	-		313,800
Shlomo Noy	-	313,800	-	-		313,800
Amnon Peled	-	-	-	-		-
Ilan Shiloah (former director)	-	313,800	-	-		313,800

(1) Represents a consulting fee at a rate of $10,000 per month payable to Ilan Levin, as provided for under the Business Combination Agreement, as amended, for the four and one-half months following the Closing of the Business Combination through the end of 2024.

In the year ended December 31, 2024, other than the monthly consulting fees paid to Mr. Levin following the Closing of the Business Combination, as reflected in the “Director Compensation” table, we did not pay any cash fees to, but we did grant equity awards, consisting of 22,070 RSUs that could be settled for Silexion ordinary shares (such number of RSUs reflects the one-for-nine reverse share split of Silexion), all of which became fully vested at the Closing, to  each non-employee member of our board of directors for his or her service as a director.

Silexion Executive Compensation

Following the Closing, we are developing an executive compensation program that is designed to align compensation with our business objectives and the creation of shareholder value, while enabling us to attract, retain, incentivize and reward individuals who contribute to the long-term success of Silexion. Decisions regarding the executive compensation program will be made by our compensation committee.

Silexion Equity Compensation

It is anticipated that equity-based compensation will continue to be an important element of our executive compensation in order to maintain a strong link between executive incentives and the creation of shareholder value. Upon the consummation of the Business Combination, we granted 78,650 RSUs, in the aggregate, to directors of Silexion and employees of Silexion and its subsidiaries (of which 22,070 RSUs were granted to Silexion directors) as a means of incentivizing them and aligning their interests with those of the shareholders of the Company. We furthermore expect that the additional 63,953 Silexion ordinary shares that are available under the 2024 Equity Incentive Plan (as referenced below) following the consummation of the Business Combination will be an element of the new compensation arrangements for Silexion.

Securities Authorized for Issuance Under Equity Compensation Plans

Presented below is information about our equity compensation plans as of December 31, 2024:

Plan category	Number of ordinary shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
Silexion Therapeutics Ltd. 2013 Equity Incentive Plan	24,103	$59.84	-
Silexion Therapeutics Ltd. 2023 Equity Incentive Plan	-	$-	-
Silexion Therapeutics Corp 2024 Equity Incentive Plan	-	$-	63,953
Total	24,103	$59.84	63,953

Related Party Transactions

Arrangements with Executive Officers

Ilan Hadar serves as our Chief Executive Officer and Chairman of the Board. Mr. Hadar’s employment agreement with us, as to be amended in the period following the Closing of the Business Combination, subject to corporate approvals, will provide for him to receive an annual base salary of $357,820 (based on the average exchange rate for 2023, as published by the Bank of Israel), customary disbursements toward his providence fund, further education fund and severance pay fund, and other fringe benefits commensurate with such position. During 2022, Silexion Israel granted Mr. Hadar 14,339 options to purchase Silexion ordinary shares, vesting over a period of 48 months, provided that Mr. Hadar remains engaged by us (or a Silexion Israel affiliate) at the end of each vesting period and subject to the Silexion Israel Plans. Upon completion of the Business Combination, the vesting of all such options accelerated, such that all unvested options became fully vested at that time.

Mirit Horenshtein Hadar, our Executive VP of Finance, Chief Financial Officer and Secretary, is Mr. Hadar’s spouse. Ms. Horenshtein Hadar’s employment agreement with us provides for her to receive an annual base salary of $234,210 (based on the average exchange rate for 2023, as published by the Bank of Israel), as well as customary disbursements toward her providence fund, further education fund and severance pay fund, and other fringe benefits commensurate with such position.

Indemnification Agreements

On the date of, and in connection with, the Closing of the Business Combination, the Company entered into indemnification agreements with each of its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. The indemnification agreements provide that we will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as a director or officer of Silexion, to the fullest extent permitted under Cayman law and the Articles.

Conversion Transaction with GIBF

Immediately following the Closing of the Business Combination, Guangzhou Sino-Israel Bio-Industry Investment Fund I (“GIBF”) beneficially owned 20.3% of our issued and outstanding share capital. GIBF had held the remaining 49% of the issued and outstanding share capital of our 51%-held Chinese subsidiary, Silenseed (China) Ltd. (which 49% interest had been received by it in return for its equity investments in the Chinese subsidiary, rather than equity investments directly in us). In connection with the consummation of the Business Combination, GIBF was to exchange its entire holdings in the Chinese subsidiary for preferred shares of Silexion Israel according to the terms set out in the contract for the establishment of the Chinese subsidiary, dated August 30, 2021, as amended, which preferred shares were to be automatically converted into 201,391 Silexion ordinary shares in accordance with the equity exchange ratio for our shareholders’ exchange of shares of Silexion Israel for our shares pursuant to the Business Combination.

However, in order to simplify the transfer of GIBF’s 49% interest in our Chinese subsidiary to our company, in lieu of transferring that interest to Silexion Israel, GIBF instead transferred the interest directly to Silexion pursuant to an Agreement on Arrangements Related to Equity Interest Conversion, dated as of August 5, 2024 (the “GIBF Conversion Agreement”). As consideration for its transfer of that 49% interest to us, GIBF received 203,971 ordinary shares at the Closing. GIBF furthermore received an additional 16,817 of our ordinary shares upon consummation of the Business Combination due to the conversion of our shares that were issued to it upon settlement of RSUs of Silexion Israel that were subject to accelerated vesting at the Closing. Those RSUs were granted to GIBF subject to GIBF’s providing certain services to us in connection with the transfer of funds from our Chinese subsidiary to us. Avner Lushi and Shlomo Noy, both of whom serve as our directors since the Closing, share voting and investment power over the 220,788 of our ordinary shares beneficially owned by GIBF after the Closing.

PIPE Financing

In connection with, and immediately prior to the Closing of, the Business Combination, Moringa raised $2.0 million via a private investment in public entity financing (the “PIPE Financing”), whereby Moringa sold to Greenstar, LP (the “PIPE Investor”), a Cayman Islands exempted limited partnership and affiliate of the Moringa sponsor, 22,223 newly issued Moringa ordinary shares at a price of $90.00 per share, pursuant to subscription agreement, dated as of August 15, 2024, by and among Moringa, Silexion and the PIPE Investor. Those 22,223 shares automatically converted upon the Closing of the Business Combination into an equivalent number of our ordinary shares (the “PIPE Shares”). The PIPE Investor is entitled to customary registration rights in respect of the PIPE Shares under the PIPE Agreement, pursuant to which we agreed that, within 60 days after the Closing Date, we would file with the SEC a registration statement registering the resale of the PIPE Shares by the PIPE Investor, and use our commercially reasonable efforts to have that registration statement be declared effective by 180 days after the Closing (or 90 days after the Closing if the SEC was not to review that filing).

The funds raised from the PIPE Financing, together with remaining funds in Moringa’s trust account after payments to redeeming public shareholders of Moringa, were used for financing support for Moringa and Silexion Israel, as well as for payment to service providers to whom outstanding amounts were owed by Moringa, including parties that had provided financial advisory services and capital markets advisory services to Moringa during the period leading up to the Closing.

Amended and Restated Sponsor Promissory Note

Effective as of the Closing, we issued to Moringa’s sponsor, and Moringa’s sponsor accepted, in amendment and restatement, and replacement, in their entirety, of all existing promissory notes issued by Moringa to Moringa’s sponsor from the Moringa IPO until the Closing (and as to which the obligations of Moringa were assigned to us upon the Closing), an amended and restated sponsor promissory note (the “A&R Sponsor Promissory Note”) in an amount of $3,433,000, which reflected the total amount owed by Moringa to Moringa’s sponsor through the Closing. The maturity date of the A&R Sponsor Promissory Note is the 30-month anniversary of the Closing (i.e., February 15, 2027). Amounts outstanding under the A&R Sponsor Promissory Note may be repaid (unless otherwise decided by us) only by way of conversion into our ordinary shares (“Note Shares”) in accordance with the terms set forth in the form of A&R Sponsor Promissory Note. Silexion and Moringa sponsor’s may also convert amounts outstanding under the A&R Sponsor Promissory Note at the price per share at which we conduct an equity financing following the Closing, subject to a minimum conversion amount of $100,000, in an amount of Note Shares constituting up to thirty percent (30%) of the number of our ordinary shares issued and sold by us in such equity financing. The Sponsor may also elect to convert amounts of principal outstanding under the note into our ordinary shares at any time following the 24-month anniversary of the Closing, subject to a minimum conversion of $10,000, at a price per share equal to the volume weighted average price of our ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

The foregoing summary provides only a brief description of the A&R Sponsor Promissory Note and does not purport to be complete. The summary is qualified in its entirety by the full text of the A&R Sponsor Promissory Note, a copy of which serves as Exhibit 10.4 to the 2024 Annual Report.

Amended and Restated Registration Rights and Lock-Up Agreement

Prior to the Closing under the Business Combination Agreement, on August 14, 2024, Silexion, Moringa, Moringa’s sponsor, the distributees of the Sponsor Investment Shares (as defined under the agreement for the Business Combination), certain of our pre-Business Combination shareholders and the PIPE Investor entered into (and EarlyBirdCapital, Inc. is bound by) an amended and restated registration rights and lock-up agreement which became effective as of the Closing of the Business Combination (the “A&R Registration Rights and Lock-Up Agreement”). Under the agreement, we have assumed Moringa’s existing obligations under Moringa’s prior registration rights agreement (entered into in connection with Moringa’s initial public offering, or IPO) and have granted registration rights to Moringa’s sponsor, the distributees of Sponsor Investment Shares, certain of Silexion Israel’s pre-Business Combination shareholders, the PIPE Investor and EarlyBirdCapital, Inc. with respect to certain securities of ours.

Under the A&R Registration Rights and Lock-Up Agreement, we have agreed to provide the holders party thereto customary demand and shelf registration rights (subject to certain minimum size offerings) and piggy-back rights on primary and secondary offerings, subject to customary cut-back provisions.

Under the lock-up provisions of the agreement, lock-up periods apply following the Closing to of our securities that are held by the holders who are party to the agreement, subject to permitted transfers to certain categories of “Permitted Transferees”. Each of those lock-up periods has expired as of the date of this proxy statement.

The foregoing summary provides only a brief description of the A&R Registration Rights and Lock-Up Agreement and does not purport to be complete. The summary is qualified in its entirety by the full text of the A&R Registration Rights and Lock-Up Agreement, which serves as Exhibit 10.3 to the 2024 Annual Report.

Related Party Transactions Policies

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

As described above  under “Code of Business Conduct and Ethics and Committee Charters,” we have adopted a written code of business conduct and ethics that applies to our directors, officers and employees and that requires us to avoid, wherever possible, all conflicts of interest, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of business conduct and ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

Our audit committee, pursuant to a written charter that we adopted upon the Closing of the Business Combination, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. Our audit committee reviews on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or any of their affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Proposed Resolutions

We are proposing that our shareholders adopt the following resolutions at the Meeting pursuant to Proposal 1:

(a)
“RESOLVED, that the election of Ilan Hadar as a director of the Company until the next annual general meeting and until the due election and qualification of his successor, be, and hereby is, approved in all respects.”

(b)
“FURTHER RESOLVED, that the election of Dror J. Abramov as a director of the Company, until the next annual general meeting and until the due election and qualification of his successor, be, and hereby is, approved in all respects.”

(c)
“FURTHER RESOLVED, that the election of Ruth Alon, as a director of the Company, until the next annual general meeting and until the due election and qualification of her successor, be, and hereby is, approved in all respects.”

(d)
“FURTHER RESOLVED, that the election of Ilan Levin as a director of the Company, until the next annual general meeting and until the due election and qualification of his successor, be, and hereby is, approved in all respects.”

(e)
“FURTHER RESOLVED, that the election of Ilan Levin as a director of the Company, until the next annual general meeting and until the due election and qualification of his successor, be, and hereby is, approved in all respects.”

(f)
“FURTHER RESOLVED, that the election of Avner Lushi as a director of the Company, until the next annual general meeting and until the due election and qualification of his successor, be, and hereby is, approved in all respects.”

(g)
“FURTHER RESOLVED, that the election of Shlomo Noy as a director of the Company, until the next annual general meeting and until the due election and qualification of his successor, be, and hereby is, approved in all respects.”

(h)
“FURTHER RESOLVED, that the election of Amnon Peled as a director of the Company, until the next annual general meeting and until the due election and qualification of his successor, be, and hereby is, approved in all respects.”

Required Majority

Pursuant to the Articles, our directors are elected by an ordinary resolution (i.e., an ordinary majority of our shareholders as, being entitled to do so, vote in person or by proxy) at our annual general meetings. Consequently, in order for each of the seven nominees to be re-elected at the meeting, the re-election of that nominee will need to be approved by an ordinary resolution.

Board Recommendation

The Board unanimously recommends a vote “FOR” the re-election of each of the above-listed nominees to the Board pursuant to the Director Election Proposal.

PROPOSAL 2
AUDITOR REAPPOINTMENT PROPOSAL

Background

Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm (“PwC Israel”), our independent public accountants for the year ended December 31, 2024, has been recommended by our Board to audit the accounts of the Company once again for the year ending December 31, 2025. At the Meeting, the shareholders will be requested to approve that recommendation, as well as to authorize the audit committee to fix PwC Israel’s remuneration in accordance with the volume and nature of PwC Israel’s services.

Fees Paid to Independent Auditors

The following table provides a summary of fees paid or to be paid to PwC Israel, which served as our principal accountant with respect to the years ended December 31, 2024 and 2023, for services rendered for the years ended December 31, 2024 and 2023.

The services related to the below fees were rendered: (i) for the period following the Closing of the Business Combination on August 15, 2024 through December 31, 2024, to Silexion and its consolidated subsidiaries, including Silexion Israel, through which our business is primarily conducted, and (ii) with respect to the year ended December 31, 2023 and the period from January 1, 2024 through August 15, 2024, to Silexion Israel and its consolidated subsidiaries.

	2024	2023
	(US$ in thousands)	(US$ in thousands)
Audit Fees(1)	301	267
Tax Fees (2)	49	11
Total	350	278

(1)
Audit Fees consist of professional services rendered in connection with the audit of our consolidated financial statements, review of our consolidated quarterly financial statements, issuance of comfort letters, consents and assistance with review of documents filed with the SEC

(2)	Tax fees are fees for services rendered by our principal accountant in connection with tax compliance, tax planning and tax advice.

Audit Committee’s Pre-approval Policies and Procedures

Our audit committee follows pre-approval policies and procedures for the engagement of our independent registered public accounting firm to perform certain audit and non-audit services. Pursuant to those policies and procedures, which are designed to assure that such engagements do not impair the independence of our auditors, the audit committee pre-approves annually, and on as an-needed basis, a catalog of specific audit and non-audit services in the categories of audit service, audit-related service, tax services and other services that may be performed by our registered public accounting firm.

All services provided by our independent registered public accounting firm following the Closing of the Business Combination on August 15, 2024 (when we became a public company with securities registered under the Exchange Act, when we were required to begin complying with the requirements of the Sarbanes-Oxley Act of 2002, as amended) have been pre-approved by the audit committee.

Proposed Resolutions

We are proposing that our shareholders adopt the following resolutions at the Meeting pursuant to Proposal 2:

“RESOLVED, that the reappointment by the audit committee of the Board (based upon delegation by the Board) of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the independent auditors of the Company for the fiscal year ending December 31, 2025 and for such additional period until the next annual general meeting of the Company be, and hereby is, approved in all respects”; and

“FURTHER RESOLVED, that the audit committee of the Company’s Board (based upon delegation by the Board) be, and hereby is, authorized to fix the remuneration of the independent auditors in accordance with the volume and nature of their services.”

Required Majority

A majority of the ordinary shares as, being entitled to do so, vote in person or by proxy (excluding abstentions and broker non-votes) is required for the approval of the reappointment of PwC Israel as independent public accountants to audit the accounts of the Company for the year ending December 31, 2025 and to authorize the audit committee of the Board to fix PwC Israel’s remuneration in accordance with the volume and nature of PwC Israel’s services.

Board Recommendation

The Board unanimously recommends a vote “FOR” the reappointment of PwC Israel and the authorization of the audit committee of the Board to fix PwC Israel’s remuneration in accordance with the volume and nature of PwC Israel’s services, pursuant to the Auditor Reappointment Proposal.

PROPOSAL 3
REVERSE SPLIT PROPOSAL

Background

Nasdaq Minimum Bid Price Requirement

As of the date of this proxy statement, our ordinary shares and warrants are listed on the Nasdaq Global Market under the trading symbols “SLXN” and “SLXNW”, respectively. We have applied to transfer that listing to the Nasdaq Capital Market, under the “Equity Standard”, in order to cure our current listing deficiencies with respect to the minimum Market Value of Listed Securities and minimum Market Value of Publicly Held Shares for continued listing on the Nasdaq Global Market under the “Market Value Standard”. That listing transfer was not completed on or prior to May 19, 2025, and we therefore received a notice of delisting of our securities from Nasdaq on May 22, 2025, subject to our right to request a hearing at a Nasdaq panel, which request we filed with Nasdaq on May 28, 2025. Unless we are able to remedy the listing deficiencies in the interim period, the hearing at the Nasdaq panel will take place in late June 2025.

Assuming that Nasdaq accepts our listing transfer application and we are able to successfully complete that transfer of our listing, or Nasdaq provides us with additional time to cure those two listing deficiencies, we will still need to ensure that we continue to comply with all quantitative listing standards of the Nasdaq Listing Rules on an ongoing basis. One such listing standard with which we need to ensure our ongoing compliance is the minimum bid price rule. In particular, Nasdaq Listing Rule 5450(a)(1) and Nasdaq Listing Rule 5550(a)(2) require that our ordinary shares maintain a minimum closing bid price of $1.00 per share on an ongoing basis in order to remain listed on the Nasdaq Global Market or the Nasdaq Capital Market, respectively (the “Minimum Bid Price Requirement”).

The Business Combination whereby we became a publicly-traded company with securities listed on Nasdaq was completed on August 15, 2024 pursuant to the Business Combination Agreement. That transaction was consummated by and among, in principal part, Moringa, Silexion Israel, and our company. As a result of the Business Combination, Moringa and Silexion Israel became wholly-owned subsidiaries of our company, and our ordinary shares and warrants began to trade on the Nasdaq Global Market on August 16, 2024. Since that time, through the date of this proxy statement, the closing price for our ordinary shares has ranged from a high of $3.14 (on January 29, 2025) to a low of $0.369 (on October 18, 2024).

We had previously failed to comply with the Minimum Bid Price Requirement and had received a listing deficiency notice on October 29, 2024, due to our closing bid price having been below $1.00 for 30 consecutive business days, and we were granted a 180-day compliance period, until April 28, 2025, to regain compliance with that requirement. On November 27, 2024, following the close of trading, the Board, acting pursuant to an approval by our shareholders obtained at our extraordinary general meeting held on November 19, 2024, effected a 1-for-9 reverse share split of all issued and outstanding, and all authorized, ordinary shares As a result of that reverse share split, the authorized share capital of the Company remained at $20,000, but the number of authorized ordinary shares was reduced to 22,222,222 while the par value of each ordinary share was increased from $0.0001 to $0.0009, and the number of issued and outstanding ordinary shares decreased at a ratio of 1-for-9. In the aftermath of, and as a result of, that reverse share split, the trading price of our ordinary shares rose, and on December 13, 2024, we received a follow-up letter from the Listing Qualifications Department of Nasdaq that notified us that over the preceding 10 consecutive business days, from November 29, 2024 to December 12, 2024, the closing bid price of the ordinary shares was at least $1.00 per share, and we had therefore regained compliance with Nasdaq Listing Rule 5450(a)(1) and had therefore remedied our non-compliance with the Minimum Bid Price Requirement.

Since May 6, 2025, however, the closing bid price for our ordinary shares has closed below $1.00 on a frequent basis. If the closing bid price for our ordinary shares were to continue to remain below the required $1.00 level for 30 or more consecutive trading days, we would be in violation of Nasdaq’s Minimum Bid Price Requirement and we would receive a Nasdaq deficiency notice in respect of that violation, which would carry with it an immediate delisting notice, without a cure period during which our ordinary shares could regain compliance (subject to our right to appeal that delisting to a Nasdaq hearings panel). Such a delisting would be likely to adversely affect our company and the holders of our ordinary shares in many ways, as detailed below in this Proposal 3 and in the “Risk Factors Related to Reverse Share Split and Increase Under 2024 Equity Incentive Plan” section of this proxy statement.

The market price of our ordinary shares reflects a variety of factors, most importantly, the progress of, and prospects related to, the development of our product candidates, as well as additional factors such as our financial condition, market conditions for biotechnology companies generally, and conditions related to our location in Israel. Even if we continue to report positive results and progress towards the development of our product candidates, we may nevertheless not see an improvement in our share price, since many of the factors impacting that price are beyond our control.

Rationale for Increasing/Maintaining Market Price

Besides enabling us to avoid the delisting of the ordinary shares from Nasdaq and accompanying adverse consequences, our maintenance of a share price that is comfortably above the $1.00 minimum bid price level is furthermore a key strategic interest of ours, as it will assist us in raising capital to continue to support our preclinical studies and clinical trials. We are currently advancing our SIL-204B platform product through preclinical and clinical development, which is expensive, and we expect our research and development expenses to increase substantially in connection with our ongoing activities, particularly as we advance our product candidates through clinical studies. If we are unable to attract desirable investors that provide financing on a timely basis, we may be required to significantly curtail, delay, or discontinue one or more of our research, development or manufacturing programs or the commercialization of any product candidates, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially adversely affect our business, financial condition, and results of operations.

To date, we have financed our operations primarily through the sale of equity securities, including our public offering of ordinary shares, pre-funded warrants and ordinary warrants completed in January 2025, and through royalty-bearing grants that our Silexion Israel subsidiary has received from Israel’s Innovation Authority. The amount of our future net losses will depend, in part, on the rate of our future expenditures and our ability to obtain funding through equity or debt financings, strategic collaborations, or grants. Many potential desirable investors or financing sources would be unwilling to consider an investment in our company on reasonable terms or at all if our share price remains at or below the minimum $1.00 price level under the Nasdaq Listing Rules, in part due to a fear that our ordinary shares and warrants may be delisted from Nasdaq, which would likely reduce liquidity and increase volatility in our trading price.

In order to avoid a violation of Nasdaq’s Minimum Bid Price Requirement and an accompanying immediate delisting notice, and to raise the market price of our ordinary shares should it otherwise remain below $1.00 per share throughout the period prior to the date of the annual general meeting, we are proposing that our shareholders approve, at the meeting, a reverse share split at a set ratio, which will be between 1-for-5 and 1-for-15, inclusive, which should have the immediate impact of boosting the bid price per share by a proportionate ratio, due to the deemed relatively higher value attributable to each ordinary share following such a reverse split. The actual ratio within this range will be presented to our shareholders for approval at the meeting.

Impact of Reverse Share Split on Our Ordinary Shares

One principal effect of the reverse share split under any of possible ratios at which it would be effected would be to decrease the number of our issued and outstanding ordinary shares. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the reverse split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our ordinary shares outstanding immediately following the reverse split as such shareholder held immediately prior to the reverse split. Voting and other rights that accompany the ordinary shares would not be affected by the reverse split.

The reverse split will not have any dilutive effect on our shareholders. In addition, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will remain the same because the authorized number of our ordinary shares will be decreased in proportion to the ratio of between 1-for-5 and 1-for-15 at the effective time of the reverse split, as the case may be. The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, and/or establishing strategic relationships with other companies. We do not currently have any plans, proposals or arrangements to issue any of the available authorized shares for any purposes, other than for a potential public offering, which we may seek to complete during the second or third quarters of 2025.

Implementation of Reverse Share Split

The Board intends to effect a reverse share split pursuant to the Reverse Split Proposal, if that proposal is approved, only if the Board believes that a decrease in the number of ordinary shares outstanding is likely to improve the trading price of our ordinary shares, and if needed in order to maintain or restore compliance with the Minimum Bid Price Requirement and only if the implementation of a reverse share split is determined by the Board to be in the best interests of the Company and its shareholders.

The Board believes that it is in the best interest of the Company and its shareholders and is hereby soliciting shareholder approval to effect a reverse share split of all the Company’s issued and outstanding ordinary shares at a ratio of not less than 1-for-5 and not more than 1-for-15, inclusive. The exact ratio of the reverse split to be presented for approval by our shareholders at the annual general meeting will be determined by our Board prior to the meeting based on market conditions and the market price of the ordinary shares during the period leading up to, and immediately prior to, the meeting. Our board of directors will determine which resolution— containing a specific reverse split ratio— will be presented for approval at the meeting, whereby, assuming shareholder approval of the proposal, on the effective date of the reverse share split, all of the Company’s issued and unissued ordinary shares will be, automatically and without any action on the part of the shareholders, combined, converted and changed into new ordinary shares in accordance with that reverse share split ratio. If the shareholders approve the Reverse Split Proposal, the Board will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the shareholders, to effect a reverse share split at the approved ratio any time after the approval of the shareholders.

The Board believes that our solicitation of shareholder approval of a reverse share split ratio within a range in connection with the Reverse Split Proposal, which will only be set by the Board immediately prior to the meeting, provides the Board with flexibility to achieve the purposes of any such reverse share split that may be effected. The additional time between the date of this proxy statement and the date of the annual general meeting will enable the Board to analyze market conditions and our share price and determine what ratio within the range described in this Proposal 3 best fulfills the purposes of the reverse share split. The determination will be made by the Board with the intention to create the greatest marketability of the Company’s ordinary shares based upon prevailing market conditions at that time. The Board reserves its right to elect not to proceed, and abandon, the reverse share split if it determines, in its sole discretion, that implementing such reverse share split is not in the best interests of the Company and its shareholders. We currently anticipate, however, that the Board will implement the reverse share split promptly after (and subject to) shareholder approval of Proposal 3 at the meeting.

We cannot assure you that, to the extent we receive a delisting notice due to a deficiency in our compliance with the Minimum Bid Price Requirement prior to effecting a reverse share split, that we will be able to successfully appeal that delisting notice and also restore our compliance with that requirement through the reverse split, which would require the closing bid price of our ordinary shares to rise above $1.00 for 10 consecutive trading days. There can be no assurance that the price per share of our ordinary shares immediately after a reverse share split will increase proportionately to that reverse share split, or that any increase will be sustained for any period of time. We cannot guarantee that if we do successfully appeal a potential delisting notice and remedy any deficiency in complying with the Minimum Bid Price Requirement, that we will thereafter maintain that compliance. We also cannot assure you that an active and liquid public market for our ordinary shares will exist or be maintained post-reverse split. Further, regardless of our compliance with the Minimum Bid Price Requirement, the listing of our shares on the Nasdaq Global Market or Nasdaq Capital Market (to which we have applied to transfer our listing, as described above) may be halted or discontinued if we are unable to maintain compliance with any other Nasdaq continued listing requirement for any reason. Please see the “Risk Factors Related to Reverse Share Split and Increases Under 2024 Equity Incentive Plan” section below.

Fractional Shares

Shareholders would not receive fractional ordinary shares in connection with the reverse share split. In lieu of any fractional shares, we will round up to the nearest whole share the number of ordinary shares issuable to any shareholder who would otherwise hold a fractional share as a result of the number of ordinary shares held by it before the reverse share split not being evenly divisible by the reverse split ratio. For example, if a shareholder holds 150.75 ordinary shares following the reverse share split, that shareholder will be issued 151 ordinary shares. No shareholders will receive cash in lieu of fractional shares.

We do not expect the reverse share split and the rounding up of fractional shares to whole shares to result in a significant change in the relative percentage ownership of our various shareholders.

Effect on Ordinary Shares, Authorized Ordinary Shares and Par Value

If the reverse share split is approved by our shareholders and our Board implements the reverse share split, then as of the effective time, all ordinary shares (issued and unissued) will automatically be combined into new ordinary shares in accordance with the reverse share split ratio and our ordinary shares will have a new CUSIP number. Additionally, the number of authorized ordinary shares would be reduced and the par value of all of the ordinary shares would be adjusted upwards in a corresponding manner, each proportionate to the reverse share split ratio.

Effect on Outstanding Equity Awards, Warrants, and Equity Plans

If the reverse share split is approved by our shareholders and our Board implements the reverse share split, as of the effective time, proportionate adjustments will be made to (i) the number of ordinary shares that are subject to all then-outstanding equity awards and warrants, such that fewer shares would underlie such awards and warrants, (ii) the exercise price of all then-outstanding options and warrants, such that the per share exercise price of each such option and warrant would be increased, and (iii) the number of ordinary shares available for issuance under the our equity incentive plans, such that fewer shares will be subject to such plans (after applying the increase to available shares under our 2024 Equity Incentive Plan, to the extent that Proposal 4 is approved by our shareholders at the annual general meeting).

Illustration

For purposes of illustration, the following table contains approximate information relating to the number of our ordinary shares if the reverse share split is effected at a ratio of 1-for-5, 1-for-10 or 1-for-15 based on share information as of the close of business on May 30, 2025.

	Pre-Reverse Split	1-for-5	1-for-10	1-for-15
Authorized Ordinary Shares, Issued(1)	8,692,392	1,738,479	869,240	579,493
Authorized Ordinary Shares, Unissued	13,529,830	2,705,966	1,352,983	901,989
Ordinary shares reserved for future grants pursuant to equity incentive plans(2)	1,298,518	259,704	129,852	86,568
Ordinary shares subject to outstanding equity- based awards	153,565	30,713	15,357	10,238
Shares issuable upon exercise of outstanding warrants	4,138,211	827,643	413,822	275,881
____________
(1)	Does not account for potential adjustments due to the treatment of fractional shares resulting from the reverse share split.
(2)
Assumes the approval of the Equity Pool Increase Proposal at the annual general meeting and the accompanying increase of the number of ordinary shares reserved for issuance under the 2024 Plan by 1,271,859 ordinary shares, to 1,428,268 ordinary shares, of which 1,298,518 ordinary shares will be available for future grants.

Accounting Consequences

The reverse share split will not have an effect on the stated capital attributable to ordinary shares on our balance sheet because the par value of each of the ordinary shares will be increased by the same ratio as the ratio contemplated by the reverse share split. Reported net income or loss per ordinary share and book value per ordinary share will be higher because there will be fewer ordinary shares.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the reverse share split to U.S. Holders (as defined below) of our ordinary shares. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which may be subject to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service (the “IRS”) will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the reverse share split.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our ordinary shares that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) the administration of which is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnership and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold our ordinary shares as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar, and persons who acquired our ordinary shares as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to U.S. Holders holding our ordinary shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity classified for U.S. federal income tax purposes as a partnership owns our ordinary shares, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and of any member of such an entity, is not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns our ordinary shares, and any members of such an entity, are encouraged to consult their respective tax advisors.

U.S. HOLDERS OF OUR ORDINARY SHARES ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend for the reverse share split to qualify as a “recapitalization” for U.S. federal income tax purposes and, consequently, as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming the reverse share split so qualifies:

•	a U.S. Holder will not recognize gain or loss as a result of the reverse share split;

•
the aggregate tax basis of our ordinary shares received by a U.S. Holder in the reverse share split will be equal to the aggregate tax basis of the ordinary shares surrendered in exchange therefor; and

•	the holding period of our ordinary shares received by a U.S. Holder in the reverse share split will include the holding period of the ordinary shares exchanged therefor.

U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among our ordinary shares acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired our ordinary shares on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such ordinary shares.

Procedures for Effecting Reverse Share Split

As soon as practicable after the effective date of the reverse share split, the Company’s shareholders will be notified that the reverse share split has been effected.

Registered “Book-Entry” Holders of Ordinary Shares

As all of the outstanding ordinary shares are held in book-entry form, you will not need to take any action to receive post-reverse share split ordinary shares. As soon as practicable after the effective time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse share split ordinary shares you hold.

Beneficial Holders of Ordinary Shares

Upon the implementation of the reverse share split, we intend to treat ordinary shares held by shareholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of our ordinary shares. Banks, brokers, custodians or other nominees will be instructed to effect the reverse share split for their beneficial holders holding our ordinary shares in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse share split. If a shareholder holds our ordinary shares with a bank, broker, custodian, or other nominee and has any questions in this regard, he, she or it is encouraged to contact his, her or its bank, broker, custodian, or other nominee.

Proposed Resolutions

At the annual general meeting, our Board will present to our shareholders one of the following three resolutions (or such other resolution as reflects a reverse split ratio of between 1-for-5 and 1-for-15) for approval, subject to the determination of the Board based on market conditions and the market price of the ordinary shares during the period leading up to, and immediately prior to, the meeting:

(i)	Scenario 1: The Board presents a 1-for-5 reverse share split for approval:

RESOLVED, as an ordinary resolution, that, subject to the determination, confirmation and approval of the board of directors of the Company that this resolution is an effective means of maintaining, or if necessary, regaining, compliance with the minimum bid price requirement for the continued listing of the ordinary shares of the Company on the Nasdaq Global Market or the Nasdaq Capital Market and initially adjusting the market price of the ordinary shares to be within the range of $3.00 to $10.00, the authorized share capital of the Company be consolidated as follows:

from US$20,000 divided into 22,222,222 ordinary shares of a par value of US$0.0009 each,

to US$20,000 divided into 4,444,445 ordinary shares of a par value of US$0.0045 each by

(a) the consolidation of all issued ordinary shares (as of May 30, 2025, 8,692,392 issued shares) of a par value of US$0.0009 into issued ordinary shares (based on the number of issued shares as of May 30, 2025, 1,738,479 issued ordinary shares) of a par value of US$0.0045, and

(b) the consolidation of all unissued ordinary shares (as of May 30, 2025, 13,529,830 unissued shares) of a par value of US$0.0009 into unissued ordinary shares (based on the number of unissued shares as of May 30, 2025, 2,705,966 unissued shares) of a par value of US$0.0045.

(ii)	Scenario 2: The Board presents a 1-for-10 reverse share split for approval:

RESOLVED, as an ordinary resolution, that, subject to the determination, confirmation and approval of the board of directors of the Company that this resolution is an effective means of maintaining, or if necessary, regaining, compliance with the minimum bid price requirement for the continued listing of the ordinary shares of the Company on the Nasdaq Global Market or the Nasdaq Capital Market and initially adjusting the market price of the ordinary shares to be within the range of $3.00 to $10.00, the authorized share capital of the Company be consolidated as follows:

from US$20,000 divided into 22,222,222 ordinary shares of a par value of US$0.0009 each,

to US$20,000 divided into 2,222,223 ordinary shares of a par value of US$0.009 each by

(a) the consolidation of all issued ordinary shares (as of May 30, 2025, 8,692,392 issued shares) of a par value of US$0.0009 into issued ordinary shares (based on the number of issued shares as of May 30, 2025, 869,240 issued ordinary shares) of a par value of US$0.009, and

(b) the consolidation of all unissued ordinary shares (as of May 30, 2025, 13,529,830 unissued shares) of a par value of US$0.0009 into unissued ordinary shares (based on the number of unissued shares as of May 30, 2025, 1,352,983 unissued shares) of a par value of US$0.009.

(iii)	Scenario 3: The Board presents a 1-for-15 reverse share split for approval:

RESOLVED, as an ordinary resolution, that, subject to the determination, confirmation and approval of the board of directors of the Company that this resolution is an effective means of maintaining, or if necessary, regaining, compliance with the minimum bid price requirement for the continued listing of the ordinary shares of the Company on the Nasdaq Global Market or the Nasdaq Capital Market and initially adjusting the market price of the ordinary shares to be within the range of $3.00 to $10.00, the authorized share capital of the Company be consolidated as follows:

from US$20,000 divided into 22,222,222 ordinary shares of a par value of US$0.0009 each,

to US$20,000 divided into 1,481,482 ordinary shares of a par value of US$0.0135 each by

(a) the consolidation of all issued ordinary shares (as of May 30, 2025, 8,692,392 issued shares) of a par value of US$0.0009 into issued ordinary shares (based on the number of issued shares as of May 30, 2025, 579,493 issued ordinary shares) of a par value of US$0.0135, and

(b) the consolidation of all unissued ordinary shares (as of May 30, 2025, 13,529,830 unissued shares) of a par value of US$0.0009 into unissued ordinary shares (based on the number of unissued shares as of May 30, 2025, 901,989 unissued shares) of a par value of US$0.0135.

Vote Required for Approval

The approval of the Reverse Split Proposal requires the affirmative vote of an ordinary resolution under Cayman Islands law, being a resolution passed by an ordinary majority of Silexion’s shareholders as, being entitled to do so, vote in person or by proxy at the annual general meeting, and includes a unanimous written resolution.

Board Recommendation

The Board unanimously recommends a vote “FOR” the Reverse Split Proposal at a ratio (between 1-for-5 and 1-for-15) to be presented by the Board at the annual general meeting.

PROPOSAL 4
INCREASE IN NUMBER OF ORDINARY SHARES RESERVED FOR ISSUANCE UNDER 2024
EQUITY INCENTIVE PLAN

Background

Like any other company that is traded in the public capital markets, Silexion needs the ability to incentivize its employees (including officers) and directors to perform well for the Company via the grant of equity incentive awards, in addition to base salary/ director fees and annual bonuses. Equity grants are a critical tool for aligning the interests of employees and directors who receive the grants with those of our shareholders, as each such group thereby holds a stake in the appreciation of the market price of our ordinary shares.

Our 2024 Equity Incentive Plan (the “2024 Plan”), was initially adopted by our shareholders immediately prior to the Closing of the Business Combination in August 2024 as a new plan for our company as a publicly-traded company, under which 67,471 ordinary shares (which number of shares reflects adjustment as a result of our 1-for-9 reverse share split effected on November 27, 2024) were initially reserved and available for issuance to our employees, officers and directors. The 2024 Plan is in addition to Silexion Israel’s equity plans that have been in place since prior to the Business Combination, under which 23,815 of our ordinary shares are issuable under outstanding options under the Silexion Therapeutics Ltd. (formerly Silenseed Ltd.) 2013 Share Option Plan.

Under the 2024 Plan, the pool of ordinary shares available for issuance under the plan is increased automatically on January 1 of each calendar year, beginning on January 1, 2025, and for each of the subsequent nine calendar years. The amount of that annual increase, which will apply annually through (and including) January 1, 2034, is an amount equal to the lesser of (i) 5% of the number of ordinary shares issued and outstanding as of that January 1 date, or (ii) an amount determined by our Board prior to such date. On January 1, 2025, pursuant to the “evergreen” provision of the 2024 Plan, an additional 92,457 ordinary shares became available under the 2024 Plan, such that the total number of ordinary shares reserved for issuance under the 2024 Plan (referred to as the “2024 Plan Equity Pool”) is currently 156,409. Of the 156,409 ordinary shares reserved for issuance under the 2024 Equity Plan Pool, 129,750 ordinary shares were allocated to options and RSUs granted to directors in February 2025, leaving only 26,659 ordinary shares available for future grants currently in the 2024 Plan Equity Pool..

Under the 2024 Plan, the number of ordinary shares reserved under the 2024 Plan Equity Pool is subject to further adjustment in accordance with the following additional rules:

•	The 2024 Plan Equity Pool will be reduced by one share for each share made subject to an award granted under the 2024 Plan;

•
The 2024 Plan Equity Pool will be increased by the number of unissued shares underlying or used as a reference measure for any award or portion of an award granted under the 2024 Plan that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares;

•
The 2024 Plan Equity Pool will be increased by the number of shares that are forfeited back or surrendered for no consideration to the Company after issuance due to a failure to meet an award contingency or condition with respect to any award or portion of an award granted under the 2024 Plan;

•
The 2024 Plan Equity Pool will be increased, on the exercise date, by the number of shares withheld by or surrendered (either actually or through attestation) to the Company in payment of the exercise price of any award granted under the 2024 Plan; and

•
The 2024 Plan Equity Pool will be increased, on the relevant date, by the number of shares withheld by or surrendered (either actually or through attestation) to the Company in payment of any tax withholding obligation that arises in connection with any award granted under the 2024 Plan.

By adopting the 2024 Plan and reserving the above-described number of shares for issuance under the 2024 Plan Equity Pool and including the “evergreen” provision in the 2024 Plan, we sought to have the flexibility to continue to provide equity incentives to employees, officers and directors in an ongoing manner, in amounts determined appropriate by our compensation committee, the Board, and our management.

Due to our public offering completed in January 2025, the warrant inducement transaction that we completed later in January 2025 and other financing-related transactions completed since that time (including the partial conversion by EarlyBirdCapital, Inc., the underwriter for Moringa’s initial public offering, of amounts outstanding under its convertible promissory note into ordinary shares in March 2025), our outstanding number of ordinary shares has grown significantly thus far in 2025. On the other hand, the “evergreen” provision in the 2024 Plan, as described above, is tied to our outstanding number of ordinary shares as of January 1, which, in 2025, was prior to those financing-related transactions. Consequently, even after the automatic annual increase under the 2024 Plan that occurred on January 1, 2025, we currently have a pool of only 180,224 ordinary shares, in total, reserved for issuance under our equity incentive plans (of which 156,409 ordinary shares are reserved for issuance under the 2024 Plan Equity Pool). That pool constitutes less than 1.4% of our current outstanding share capital on a fully diluted basis, which is far below the customary percentage, even for a company that conforms to the recommended limit that the total equity pool should not exceed 10% of the outstanding share capital on a fully diluted basis, as espoused by institutional shareholder groups. Because our non-employee directors are entitled to receive customary restricted share unit (RSU) and share option grants as part of their annual director fees, the vast majority (129,750) of the ordinary shares in our current equity incentive pool, which includes the shares available under the 2024 Plan Equity Pool, were already allocated for those non-employee director grants in February 2025. That has resulted in there being practically no (only 26,659) remaining shares available for us to grant for equity compensation for our officers and other employees in 2025.

In order to eliminate the current shortfall, we are proposing pursuant to this Equity Pool Increase Proposal (if approved), to implement a one-time, immediate increase to the number of ordinary shares reserved for issuance under the 2024 Plan Equity Pool, by 1,271,859 ordinary shares, to 1,428,268 ordinary shares (which numbers of shares will be adjusted downwards proportionately based on the ratio of the reverse share split, to the extent it is approved pursuant to Proposal 3), while also increasing the maximum number of shares issuable under share options that qualify as “Incentive Stock Options” within the meaning of Section 422 of the Code.

Our Board is committed to maintaining our conformity to the 10% limit that is favored by institutional shareholder groups and proxy advisory groups (i.e., that the number of ordinary shares reserved for issuance under all the equity incentive pools for all of our equity plans, in the aggregate, will represent no more than 10% of the outstanding share capital on a fully diluted basis). The increase under the 2024 Plan Equity Pool, if approved pursuant to the Equity Pool Increase Proposal, would increase the total number of ordinary shares reserved for issuance under all of our equity pools to 1,428,268 ordinary shares, which would not exceed 10% of our issued and outstanding ordinary shares on a fully diluted basis (which would be 14,282,686 ordinary shares). Those numbers of shares will be adjusted downwards proportionately based on the ratio of the reverse share split, to the extent it is approved pursuant to the Reverse Split Proposal.

If this proposal is not approved by Silexion’s shareholders, we will not have enough shares available to grant any awards under the 2024 Plan during the 2025 calendar year, other than for the 129,750 ordinary shares already allocated for non-employee director grants in February 2025.

The proposed increase in the number of ordinary shares reserved for issuance under the 2024 Plan will require amendments to Sections 5(a) and 5(c) of the 2024 Plan, which state the number of shares included in the initial pool under the plan and the number of shares available for issuance pursuant to share options that are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code. Those amendments to the text of the 2024 Plan are set forth in Annex B to this proxy statement.

Proposed Resolutions

Silexion’s Board unanimously recommends the adoption by Silexion’s shareholders of the following resolutions pursuant to Proposal 4 at the annual general meeting:

“RESOLVED, that effective as of the date of adoption by Silexion’s shareholders of this resolution, the initial maximum aggregate number of ordinary shares reserved for issuance in paragraph (a) of Section 5 of the Company’s 2024 Equity Incentive Plan be amended to instead refer to 1,428,268 ordinary shares reserved for issuance as of ________, 2025, as set forth in Annex B to the proxy statement with respect to the 2025 annual general meeting of Silexion; and be it

FURTHER RESOLVED, that effective as of the date of adoption by Silexion’s shareholders of this resolution, that the total number of Stratasys ordinary shares that may be issued pursuant to Incentive Stock Options granted under the Company’s 2024 Equity Incentive Plan in paragraph (c) of Section 5 of that plan, be, and hereby is, amended to 1,428,268, as set forth in Annex B to the proxy statement with respect to the 2025 annual general meeting of Silexion.”

Vote Required for Approval

The approval of the Equity Pool Increase Proposal requires the affirmative vote of an ordinary resolution under Cayman Islands law, being a resolution passed by an ordinary majority of Silexion’s shareholders as, being entitled to do so, vote in person or by proxy at the annual general meeting, and includes a unanimous written resolution.

Board Recommendation

The Board unanimously recommends a vote “FOR” the proposed current increase to the number of ordinary shares reserved for issuance under the Silexion Therapeutics Corp 2024 Equity Incentive Plan pursuant to the Equity Pool Increase Proposal.

RISK FACTORS RELATED TO REVERSE SHARE SPLIT AND INCREASES UNDER 2024
EQUITY INCENTIVE PLAN

Risk factors related to reverse share split

A reverse share split may negatively impact the market for our ordinary shares.

Factors such as the results of our pre-clinical and clinical trials, progress in seeking regulatory approval for our product candidates, our financial results, developments involving our competitors, market conditions and the market perception of our product candidates may adversely affect the market price of our ordinary shares. As a result, there can be no assurance that the total market capitalization of our ordinary shares after the proposed reverse share split will be equal to or greater than the total market capitalization before the proposed reverse share split, or that the per share market price of our ordinary shares following the reverse share split will increase in proportion to the reduction in the number of ordinary shares outstanding before the reverse share split. A decline in the market price of our ordinary shares after the reverse share split may result in a greater percentage decline than would occur in the absence of a reverse share split.

In addition to market price, the liquidity of our ordinary shares may also be adversely affected by the reverse share split, given the reduced number of ordinary shares that will be outstanding following the reverse share split.

The reverse share split may furthermore increase the number of our shareholders who own odd lots (less than 100 shares). Any shareholder who owns fewer than 1,000 to 2,000 ordinary shares, depending on the final ratio, prior to the reverse share split will own fewer than 100 ordinary shares following the reverse share split. Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Following, and as a partial result of, a reverse share split, our ordinary shares may experience extreme price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares.

Recently, there have been instances of extreme share price run-ups followed by rapid price declines and strong share price volatility with a number of relatively new public companies, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater share price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. The potential decrease in liquidity due to the reverse share split may heighten our exposure to those trading trends. In particular, following a reverse share split, our ordinary shares may be subject to rapid and substantial price volatility, low volume of trades, and large spreads in bid and ask prices. Such volatility, including any stock run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares.

In addition, if the trading volumes of our ordinary shares are low, persons buying or selling in relatively small quantities may easily influence prices of our ordinary shares. This low volume of trades could also cause the price of our ordinary shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our ordinary shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our ordinary shares exist at the time of a purchase, the shares would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions (including in Israel, where our operations are centered) may also adversely affect the market price of our ordinary shares.

As a result of this volatility, investors may experience losses on their investment in our ordinary shares. A volatile market price of our ordinary shares also could adversely affect our ability to issue additional ordinary shares or other securities and our ability to obtain additional financing in the near future, which is a key strategic goal for us, thereby frustrating our ability to achieve one of the key purposes of our reverse share split.

Risk factors related to increase under 2024 Equity Incentive Plan

As a result of the one-time increase in the number of ordinary shares reserved for issuance under the 2024 Plan pursuant to the Equity Pool Increase Proposal, a substantial additional number of our ordinary shares may be issued to our officers, other employees, and non-employee directors, which could cause (i) the price of the ordinary shares to decline, and (ii) substantial dilution to our existing shareholders.

If the Equity Pool Increase Proposal is approved, the number of ordinary shares reserved for issuance under the 2024 Plan Equity Pool will increase immediately by 1,271,859 ordinary shares, to 1,428,268 ordinary shares (which numbers of shares will be adjusted downwards proportionately based on the ratio of the reverse share split, to the extent it is approved pursuant to Proposal 3).

This proposed increase may result in the issuance of additional ordinary shares that constitute a substantial percentage of our issued and outstanding ordinary shares. Our Board will have considerable discretion with respect to the issuance of share-based awards (including shares issuable under options, RSUs and other awards) from those increased amounts of shares made available under the 2024 Plan. The Board may elect to issue options, RSUs or other share-based awards under the 2024 Plan in quantities or in a manner that may be dilutive to existing Silexion shareholders.

Depending on market liquidity at the time, resales of such ordinary shares made available, and issued, under the 2024 Plan as a result of the increase may cause the trading price of our ordinary shares to decrease, and any such decrease could be substantial. Additionally, the anticipation that such resales may take place could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of Silexion ordinary shares as of May 30, 2025 by:

•	each person who is the beneficial owner of more than 5% of the outstanding Silexion ordinary shares;

•	the Company’s named executive officer and directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership, we include, as outstanding, those ordinary shares that are subject to warrants held by that person that are currently exercisable or exercisable within 60 days of May 30, 2025. We do not deem those shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Silexion ordinary shares beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Silexion Therapeutics Corp, 12 Abba Hillel Road, Ramat-Gan, Israel 5250606.

The percentage ownership of ordinary shares is based on 8,692,392 ordinary shares outstanding as of May 30, 2025.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Approximate Percentage of Outstanding Ordinary Shares
Directors and Executive Officers of New Silexion:
Ilan Hadar	31,160	(2)	*
Dror Abramov	4,425		*
Ruth Alon	6,037		*
Ilan Levin(3)	229,624	(4)	2.6%
Avner Lushi(5)	220,788	(6)	2.5%
Shlomo Noy(7)	220,788	(6)	2.5%
Amnon Peled	-		-
Dr. Mitchell Shirvan	21,888	(8)	* %
Mirit Horenshtein Hadar, CPA	6,308		*

All executive officers and directors as a group (8 individuals)	520,230		6.0%
Five Percent Holders:
Hudson Bay Master Fund(9)	740,741		7.9%
Entities affiliated with Anson Advisors Inc and Anson Funds Management LP(10)	740,741		7.9%

*Less than 1%.

(1)	Unless otherwise noted, the business address of each beneficial owner listed in the above table is c/o Silexion Therapeutics Corp, 12 Abba Hillel Road, Ramat Gan, Israel 5250606.

(2)	Includes 14,339 New Silexion ordinary shares issuable upon exercise of options, at an exercise price of $60.51 per share, all of which are vested and currently exercisable.

(3)
The shares reported in this row are held of record by the Sponsor, Moringa Sponsor, LP, and/or by the PIPE Investor, Greenstar, L.P., each a Cayman Islands exempted limited partnership, as described in footnote (4) below. Moringa Partners Ltd., an Israeli company that is wholly-owned by Mr. Ilan Levin, serves as the sole general partner of each of the Sponsor and the PIPE Investor. Mr. Levin, a director of New Silexion, is the sole director of that general partner. As a result of his ownership of that general partner, Mr. Levin possesses sole voting and investment authority with respect to the shares indirectly held by the Sponsor and the PIPE Investor. The limited partnership interests of the Sponsor and the PIPE Investor are held by various individuals and entities, including Mr. Levin. Mr. Levin disclaims beneficial ownership of the securities held by the Sponsor and the PIPE Investor other than to the extent of his direct or indirect pecuniary interest in such securities. The address of each of the entities beneficially owning the shares that are reported in this row is c/o Moringa Acquisition Corp, 250 Park Avenue, 7th floor, New York, NY 10177.

(4)
Consists of the total of: (i) 148,592 New Silexion ordinary shares issued to the Sponsor as Sponsor Investment Shares (as defined under the Business Combination Agreement); (ii) 39,206 New Silexion ordinary shares issued to the Sponsor upon the Closing of the Business Combination due to the conversion, on a one-for-one basis, of the 352,857 Moringa private shares held by it; (iii) 19,603 New Silexion ordinary shares underlying New Silexion warrants issued to the Sponsor upon the Closing of the Business Combination due to the conversion, on a one-for-one basis, of the 176,429 Moringa private warrants held by the Sponsor (which New Silexion warrants became exercisable 30 days after the Closing Date); and (iv) 22,223 New Silexion ordinary shares issued to Greenstar, L.P., the PIPE Investor, as PIPE Shares in respect of the PIPE Financing. The foregoing beneficial ownership of New Silexion ordinary shares by the Sponsor does not include any Note Shares that may be issued to the Sponsor following the Closing upon conversion of amounts owed by New Silexion to the Sponsor under the A&R Sponsor Promissory Note, as the potential number of Note Shares, and the timing of issuance of Note Shares, cannot be determined in advance.

(5)
The shares reported in this row consist entirely of New Silexion ordinary shares held of record by Guangzhou Sino-Israel Biotech Fund (“GIBF”), with respect to which Mr. Lushi possesses shared voting and investment authority as a result of his serving as a Managing Partner and CEO of GIBF.

(6)
Includes 203,971 New Silexion ordinary shares issued to GIBF at the Closing in respect of its transfer of its noncontrolling interest in our Chinese subsidiary, Silenseed (China) Ltd., to New Silexion pursuant to the Chinese Subsidiary Transfer.

(7)
The shares reported in this row consist entirely of New Silexion ordinary shares held of record by GIBF, with respect to which Mr. Noy possesses shared voting and investment authority as a result of his serving as Chief Medical Officer of GIBF.

(8)	Includes 7,170 New Silexion ordinary shares issuable upon exercise of options, at an exercise price of $60.51 per share, all of which are vested and currently exercisable.

(9)
Represents 740,741 ordinary shares issuable upon exercise of warrants issued in connection with the Warrant Repricing. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(10)
Represents (i) 577,778 ordinary shares issuable upon exercise of warrants issued in connection with the Warrant Repricing held by Anson Investments Master Fund LP (“AIMF”) and (ii) 162,963 ordinary shares issuable upon exercise of warrants issued in connection with the Warrant Repricing held by Anson East Master Fund LP (“AEMF”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of AIMF and AEMF, hold voting and dispositive power over the ordinary shares held by each of AIMF and AEMF. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these ordinary shares except to the extent of their pecuniary interest therein. The principal business address of each of AIMF and AEMF is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

PRESENTATION OF ANNUAL REPORT AND REVIEW OF 2024 FINANCIAL STATEMENTS

In addition to the foregoing formal proposals, at the Meeting, the Board will present our annual report on the management of the business of the Company for the year ended December 31, 2024. The Board will furthermore review the Company’s Consolidated Balance Sheets as of, and related Consolidated Statements of Operations for the year ended, December 31, 2024. We will hold a discussion with respect to that presentation. That discussion will not require or otherwise involve a vote of our shareholders.

OTHER MATTERS

The Board knows of no matters, other than those referred to in this proxy statement, which may properly come before the annual general meeting or other matters incident to the conduct of the meeting. As to any item or proposal that may properly come before the meeting, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board

/s/ Mirit Horenshtein Hadar
Chief Financial Officer and Secretary

Ramat-Gan, Israel
_____________, 2025

Annex A

PRELIMINARY PROXY CARD

SILEXION THERAPEUTICS CORP
12 Abba Hillel Road
Ramat-Gan, Israel 5250606

2025 ANNUAL GENERAL MEETING
OF THE COMPANY

_____________, 2025

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2025 ANNUAL GENERAL MEETING OF THE COMPANY
TO BE HELD ON ________, 2025

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice and proxy statement, each dated ________, 2025, (the “Proxy Statement”) in connection with the 2025 annual general meeting of Silexion Therapeutics Corp (“Silexion” or the “Company”) and at any adjournments thereof (the “Meeting”) to be held at 9:00 a.m., Eastern time (4:00 p.m., local time) on __________, 2025 at Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608, and via live webcast, or at such other time, on such other date and at such other place at which the Meeting may be adjourned or postponed, for the sole purpose of considering and voting upon the following proposal, and hereby appoints Ilan Hadar, Mirit Horenshtein Hadar and Jonathan M. Nathan, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of the Company registered in the name provided, which the undersigned is entitled to vote at the Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS DESCRIBED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the
2025 Annual General Meeting of the Company to be held on ________, 2025:

The notice of Meeting and the accompanying Proxy Statement/Prospectus are available at:
www.proxyvote.com

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REVERSE SPLIT PROPOSAL.		Please mark votes as indicated in this example: ☒

Proposal 1. Director Election Proposal. Re-election (As an ordinary resolution) of each of the following individuals as a director to serve on the Company’s board of directors (the “Board of Directors”) until the next annual general meeting of the Company and until his or her successor is elected and qualified:
		FOR	AGAINST	ABSTAIN

(a)	Ilan Hadar	☐	☐	☐
(b)	Dror J. Abramov	☐	☐	☐
(c)	Ruth Alon	☐	☐	☐
(d)	Ilan Levin	☐	☐	☐
(e)	Avner Lushi	☐	☐	☐
(f)	Shlomo Noy	☐	☐	☐
(g)	Amnon Peled	☐	☐	☐

Proposal 2. Auditor Reappointment Proposal. Re-appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as independent public accountants to audit the accounts of the Company for the year ending December 31, 2025 and the additional period until the next annual general meeting of shareholders of the Company, and authorization of the Board of Directors to fix their remuneration in accordance with the volume and nature of their services, or to delegate to the audit committee thereof to do so.
		☐	☐	☐

Proposal 3. Reverse Split Proposal. To approve an ordinary resolution allowing the Board of Directors to effect a reverse share split of our ordinary shares, par value $0.0009 per share (“ordinary shares”) at a ratio of not less than 1-for-5 and not more than 1-for-15, with the exact ratio to be determined by the Board of Directors prior to the Meeting and to be presented for approval by our shareholders at the Meeting.
		☐	☐	☐

Proposal 4. Equity Pool Increase Proposal. An increase to the number of ordinary shares reserved for issuance under Silexion’s 2024 Equity Incentive Plan (the “2024 Plan”) by 1,271,859 ordinary shares, to 1,428,268 ordinary shares (which numbers of shares will be adjusted downwards proportionately based on the ratio of the reverse share split, to the extent it is approved pursuant to Proposal 3).
		☐	☐	☐

Date: _______________, 2025
Signature
Signature (if held jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE ABOVE PROPOSALS. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

A - 2

Annex B
Amendment to Current Share Pool Available Under Silexion Therapeutics Corp 2024 Equity Incentive Plan

Paragraphs (a) and (c) of Section 5 of the Silexion Therapeutics Corp 2024 Equity Incentive Plan are hereby amended and restated in their entirety as follows:

“a) Current Share Pool. Subject to adjustments as provided in paragraph (b) below and Section 10 of the Plan, the number of Shares issuable pursuant to Awards that may be granted under the Plan shall equal, as of ________, 2025, 1,428,268 Shares (the “Share Pool”). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.”

“c) ISO Limit. Subject to adjustment pursuant to Section 10 of the Plan, the maximum number of Shares that may be issued pursuant to share options granted under the Plan that are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code shall be equal to, as of ____________, 2025, 1,428,268 Shares.”

B - 1